                                                     Pursuant to Rule 424(b)(2)
                                                     Registration No. 333-38931

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 1, 1997)
                                $11,710,346,786
                       SALOMON SMITH BARNEY HOLDINGS INC.
                    MEDIUM-TERM NOTES, SERIES H AND SERIES I
                  DUE MORE THAN NINE MONTHS FROM DATE OF ISSUE
                             GENERAL TERMS OF SALE

     The following terms will generally apply to the medium-term notes that we will sell from time to time using this Prospectus Supplement and the attached Prospectus. We will include information on the specific terms for each note in a Pricing Supplement to this Prospectus Supplement that we will deliver to prospective buyers of any note. The maximum amount that we expect to receive from the sale of the notes is between $11,622,519,185 and $11,695,708,853 after paying the agents commissions of between $14,637,933 and $87,827,601.

MATURITY:       More than 9 Months             TERMS OF SPECIFIC NOTES MAY PERMIT ONE OR MORE OF
                                               THESE FEATURES. YOU SHOULD REVIEW THE PRICING
INTEREST RATES: Fixed, Floating,               SUPPLEMENT FOR FEATURES THAT APPLY TO YOUR NOTES
                or Zero Coupon
                                               - May be redeemable or repurchasable by us
BASE FLOATING  LIBOR
RATES:         Commercial Paper Rate           - May be renewable at your option or extendible at
                 Treasury Rate                 our option
                 CD Rate
                 Prime Rate                    - Interest rate may be reset at our option from time
                 J.J. Kenny                    to time and redeemable by you at the time of any
                 Eleventh District Cost of       reset
  Funds Rate
                 Federal Funds Rate            - May be issued with Original Issue Discount for tax
                                                 purposes
INDEXED NOTES:Payments of interest or
              principal may be linked to       - Portion of principal may be payable prior to
              the price of one or more         maturity
              securities, currencies,
  commodities or other goods                   - Notes may pay additional interest in the event
                                               they become subject to certain U.S. withholding
PAYMENT        Generally semi-annually for       taxes
DATES:         Fixed Rate Notes
                                               Notes will be issued in bearer form. Bearer Notes
                 Interest on Floating Rate     will not be offered, sold or delivered to any U.S.
or Indexed Notes may be paid monthly,          person, except as permitted under U.S. Treasury
quarterly, semi- annually or annually          regulations
CURRENCIES:    U.S. Dollars and other          Notes will be sold through our broker-dealer
               currencies                      subsidiaries, as Agents
DENOMINATION: Minimum of $10,000, minimum      Notes may be subject to certain indexation and
              purchase of $25,000              currency risks
                                               Series H Notes are part of our Senior Indebtedness;
                                               Series I Notes are part of our Subordinated
                                               Indebtedness

                               ------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAS ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS
SUPPLEMENT, OR ANY ACCOMPANYING PROSPECTUS OR PRICING SUPPLEMENT, IS ACCURATE OR
      COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

                       SALOMON SMITH BARNEY INTERNATIONAL
December 5, 1997

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        -----
PROSPECTUS SUPPLEMENT

The Company...........................................................................    S-3
Description of Bearer Notes...........................................................    S-3
Governing Law.........................................................................   S-26
Currency Risks........................................................................   S-26
Risks of Indexed Notes................................................................   S-27
Certain United States Federal Income Tax Considerations...............................   S-28
Plan of Distribution..................................................................   S-29
Incorporation of Certain Documents by Reference.......................................   S-31
General Information...................................................................   S-32

                                         PROSPECTUS
Prospectus Summary....................................................................      2
The Company...........................................................................      6
Ratio of Earnings to Fixed Charges....................................................      6
The Offered Securities................................................................      6
Description of Debt Securities........................................................      7
Description of Index Warrants.........................................................     15
Limitations on Issuance of Bearer Securities and Bearer Warrants......................     19
European Monetary Union...............................................................     20
Use of Proceeds and Hedging...........................................................     21
Plan of Distribution..................................................................     21
ERISA Matters.........................................................................     23
Experts...............................................................................     24
Legal Matters.........................................................................     24
Available Information.................................................................     25
Incorporation of Certain Documents by Reference.......................................     25

                                  THE COMPANY

     Pursuant to an agreement and plan of merger dated as of September 24, 1997, a newly-formed wholly owned subsidiary of Travelers Group Inc. ("Travelers Group") merged with and into Salomon Inc ("Salomon") on November 28, 1997; Salomon then became a wholly owned subsidiary of Travelers Group and was renamed Salomon Smith Barney Holdings Inc. (the "Company"). Immediately thereafter, Smith Barney Holdings Inc., another wholly owned subsidiary of Travelers Group, was merged into the Company. The Company is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its two broker-dealer subsidiaries, Smith Barney Inc. ("Smith Barney") and Salomon Brothers Inc ("Salomon Brothers").

     The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013 (telephone number: (212) 816-6000).

SMITH BARNEY

     Smith Barney provides investment banking, asset management, brokerage and other financial services for United States and foreign corporations, governments and institutional and individual investors. These activities include securities, options and commodities brokerage for domestic and international institutional and individual clients; underwriting and distribution of securities; arranging for the private placement of securities; assisting in mergers and acquisitions and providing financial advisory services; market making and trading in corporate debt and equity, United States government and agency, mortgage-related and municipal securities and foreign exchange, futures and forward contracts; consumer financing activities; securities lending activities; investment management and advisory services; securities research, and other related activities.

SALOMON

     Together with Salomon Brothers Holding Company Inc and its subsidiaries (which subsidiaries include Salomon Brothers), Salomon Brothers engages in global investment banking and global securities trading activities; provides capital raising, advisory, trading and risk management services to its customers; and executes proprietary trading strategies on its own behalf. Certain of the Company's commodities trading activities are conducted by the Company's wholly owned subsidiary, Phibro Inc., and its subsidiaries.

                          DESCRIPTION OF BEARER NOTES

     The following description of the particular terms of the Bearer Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the Prospectus, to which description reference is hereby made. Numerical references in parentheses below are to sections in the Senior Debt Indenture and the Subordinated Debt Indenture. Wherever particular sections or defined terms of the Indentures are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

GENERAL

     The Company's Medium-Term Notes, Series H Notes (the "Series H Notes") are a series of Debt Securities issued under the Senior Debt Indenture, and the Company's Medium-Term Notes, Series I Notes (the "Series I Notes" and, together with the Series H Notes, the "Notes") are a series of Debt Securities issued under the Subordinated Debt Indenture. At the date of this Prospectus Supplement, the Notes offered pursuant to this Prospectus Supplement are limited to an aggregate initial public offering price or purchase price of up to U.S. $11,710,346,786 or the equivalent thereof in one or more other currencies, which amount is subject to reduction as a result of the sale of other securities under the registration statement of which this Prospectus Supplement and the accompanying Prospectus form a part or under a registration statement to which this Prospectus Supplement and the accompanying Prospectus relate. The amount of Notes sold of either series will reduce the amount of Notes of the other series that may be sold. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The aggregate amount of Notes may be increased from time to time to such larger amount as may be authorized by the Company. The U.S. dollar equivalent of the public offering price or purchase price of a Note having a Specified Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the applicable issue date. Such determination will be made by the Company or its agent, as exchange rate agent for the applicable series of Notes (the "Exchange Rate Agent").

     The Series H Notes will constitute part of the Senior Indebtedness of the Company and will rank pari passu with all other unsecured debt of the Company except subordinated debt. The Series I Notes will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all Senior Indebtedness of the Company. See "Description of Debt Securities -- Subordinated Debt" in the Prospectus. On a consolidated basis, after giving effect to the merger of Smith Barney Holdings Inc. with and into the Company, as of September 30, 1997, the aggregate principal amount of Senior Indebtedness of the Company outstanding was $30.9 billion, consisting of the following: $19.7 billion of term debt, $5.4 billion in commercial paper and $5.8 billion in other short-term borrowings.

     The Notes will consist of notes in bearer form ("Bearer Notes") and notes in registered form ("Registered Notes"), each of which will be offered on a continuous basis. Bearer Notes may not be exchanged for Registered Notes. In connection with their original issuance or during the period of 40 days after their Original Issue Dates, Bearer Notes will not be offered, sold or delivered, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations, as more fully set forth under "Plan of Distribution." As used herein, "U.S. Person" means a person who is a citizen or resident of the United States, or that is a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more United States persons have the authority to control all of the trust's substantial decisions, and term "United States" means the United States of America (including the States and the District of Columbia).

     Payments in respect of Bearer Notes will be made without deduction for United States withholding taxes to the extent described under "Payment of Additional Interest" below. Each Bearer Note may be redeemed at the Redemption Price applicable thereto, if certain events occur involving United States withholding taxes or information reporting requirements. See "Tax Redemption" and "Special Tax Redemption" below. The Bearer Notes (other than Amortizing Notes) will not be subject to any sinking fund.

     Unless otherwise specified in the applicable pricing supplement to this Prospectus Supplement (a "Pricing Supplement"), each Bearer Note will mature at par on a Business Day more than nine months from its Original Issue Date (as defined below), as selected by the purchaser and agreed to by the Company (the "Stated Maturity"). Each Bearer Note may also be subject to redemption at the option of the Company, or to repayment at the option of the Holder, at a price specified in the applicable Pricing Supplement prior to its Stated Maturity. See "Optional Redemption, Repayment and Repurchase" below.

     Notwithstanding the foregoing, each Bearer Note having as its Specified Currency the Deutsche Mark will have a Stated Maturity of not less than two years from the Original Issue Date and will not be subject to optional redemption or repayment prior to such time. Each Bearer Note having a Specified Currency of Pounds Sterling will mature in compliance with such regulations as the Bank of England may promulgate from time to time. No Bearer Note will be issued without a final maturity.

     The Pricing Supplement relating to a Bearer Note will describe the following terms: (i) the Specified Currency for such Note; (ii) whether such Note bears interest at a fixed rate (a "Fixed Rate Note") (which rate may be zero in the case of certain Original Issue Discount Notes, as defined below), a floating rate (a "Floating Rate Note"), and/or is an amortizing note (an "Amortizing Note") on which a portion or all the principal amount is payable prior to Stated Maturity in accordance with a schedule, by application of a formula, or by reference to an index and/or an indexed note (an "Indexed Note") on which the amount of any interest payment, in the case of an Indexed Rate

Note (as defined below), and/or the principal amount payable at maturity, in the case of an Indexed Principal Note (as defined below), will be determined by reference to the level of prices, or changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities or by application of a formula; (iii) the price (expressed as a percentage of the aggregate principal amount or face amount thereof) at which such Note will be issued (the "Issue Price"); (iv) the date on which such Note will be issued (the "Original Issue Date"); (v) the date of the Stated Maturity; (vi) if such
Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and whether, and the manner in which, such rate may be changed prior to its Stated Maturity; (vii) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Reset Period or the Interest Reset Dates, the Interest Payment Dates, and, if applicable, the Index Maturity, the Maximum Interest Rate, the Minimum Interest Rate, the Spread or Spread Multiplier (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note and whether, and the manner in which, such Spread or Spread Multiplier may be changed prior to Stated Maturity; (viii) whether such Note is an Original Issue Discount Note (as defined below); (ix) if such Note is an Amortizing Note, the terms for repayment prior to Stated Maturity; (x) if such Note is an Indexed Note, in the case of an Indexed Rate Note, the manner in which the amount of any interest payment will be determined or, in the case of an Indexed Principal Note, its Face Amount and the manner in which the principal amount payable at Stated Maturity will be determined; (xi) whether such Note may be redeemed at the option of the Company, or repaid at the option of the Holder, prior to Stated Maturity as described under "Optional Redemption, Repayment and Repurchase" below and, if so, the provisions relating to such redemption or repayment, including, in the case of an Original Issue Discount Note or Indexed Note, the information necessary to determine the amount due upon redemption or repayment;
(xii) whether such Note is subject to an optional extension beyond its Stated Maturity as described under "Extension of Maturity" below; (xiii) whether such Note will be represented by a Global Security or a certificate issued in definitive form; (xiv) certain special United States federal income tax consequences of the purchase, ownership and disposition of certain Notes, if any; (xv) whether such Note is a Renewable Note (as defined below), and, if so, the specific terms thereof; (xvi) the use of proceeds, if such use materially differs from that disclosed in the accompanying Prospectus; (xvii) whether such
Note is to be listed on the Luxembourg Stock Exchange and (xviii) any other terms of such Note provided in the accompanying Prospectus to be set forth in a Pricing Supplement or otherwise not inconsistent with the provisions of the Indenture under which such Note will be issued.

     "Business Day" with respect to any Bearer Note means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York, (b) London, England, (c) the place in which such Note or any Coupon relating thereto is presented for payment or (d) if the Specified Currency for such Note is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of Euro, shall be Brussels, Belgium) and (ii) if such Note is a LIBOR Note (as defined below), a London Banking Day. "London Banking Day" with respect to any Bearer Notes means any day on which dealings in deposits in the Specified Currency of such Note are transacted in the London interbank market.

     "Original Issue Discount Note" means a Bearer Note, if the "stated redemption price at maturity" of the Note exceeds its "issue price" by more than a de minimis amount (0.25% of the Note's stated redemption price at maturity multiplied by the number of complete years to maturity) or if the Note has certain interest payment characteristics (e.g., interest holidays, interest payable in additional securities or stepped interest).

     A "basis point" or "bp" equals one one-hundredth of a percentage point.

DENOMINATION, FORM AND TRANSFER

     Unless otherwise provided in the applicable Pricing Supplement, the minimum aggregate principal amount of Bearer Notes that may be purchased is U.S. $25,000 or the approximate equivalent thereof in other currencies. Unless otherwise provided in the applicable Pricing Supplement, the authorized denominations of Bearer Notes denominated in U.S. dollars will be U.S. $10,000 and any larger amount that is an integral multiple of U.S. $1,000, and the authorized denominations of Bearer Notes having a Specified Currency other than U.S. dollars will be the approximate equivalents thereof in the Specified Currency.

     All Bearer Notes that have the same Original Issue Date and otherwise identical terms will be represented initially by interests in a single temporary Global Security in bearer form, without Coupons (a "Temporary Global Note"), to be deposited with a common depositary in London (the "Depositary") for

Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and Cedel Bank, Societe Anonyme ("Cedel"), for credit to the accounts designated by or on behalf of the purchasers thereof. On or after the 40th day following the issuance of a Temporary Global Note (the "Exchange Date"), and subject to the receipt of a Certificate of Non-U.S. Beneficial Ownership, beneficial interests in that Temporary Global Note will be exchangeable for interests in a definitive Global Security in bearer form, without Coupons (a "Permanent Global Note"), in a denomination equal to the aggregate principal amount of all interests in the Temporary Global Note so exchanged. A "Certificate of Non-U.S. Beneficial Ownership" is a certificate, to the effect that a beneficial interest in a Temporary Global Note is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations, that is delivered in respect of the Exchange Date or in respect of any Interest Payment Date prior to the Exchange Date. Each Permanent Global Note will be deposited with the Depositary for credit to the account or accounts designated by or on behalf of the beneficial owner or owners thereof. Interests in a Permanent Global Note may be exchanged in whole, or if permitted by such procedures as Euroclear or Cedel may prescribe from time to time, in part, for one or more individual Bearer Notes, with appropriate Coupons attached, in any authorized denomination or denominations. No Bearer Note will be delivered in or to the United States and its possessions. References herein to "Bearer Notes" shall, except where otherwise indicated, include interests in a Temporary or Permanent Global Note as well as individual Bearer Notes and any appurtenant Coupons.

     Transfers of interests in a Temporary or Permanent Global Note will be made by Euroclear or Cedel in accordance with their customary operating procedures. Title to individual Bearer Notes and Coupons will pass by physical delivery. The bearer of each Coupon, whether or not the Coupon is attached to an individual Bearer Note, shall be subject to and bound by all the provisions contained in the individual Bearer Note to which such Coupon relates. The bearer of any individual Bearer Note and any Coupon may, to the fullest extent permitted by applicable law, be treated at all times by all persons and for all purposes as the absolute owner of such Note or Coupon, as the case may be, regardless of any notice of ownership, theft or loss or of any writing thereon.

     The following legend will appear on each Global Note and on all individual Bearer Notes and any Coupons: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a U.S. Person who holds an interest in a Global Note or an individual Bearer Note or Coupon will not be permitted to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, an interest in such Global Note or such individual Bearer Note or Coupon. See "Limitations on Issuance of Bearer Securities and Bearer Warrants" in the accompanying Prospectus.

     Bearer Notes may not be exchanged for Registered Notes.

PAYMENTS AND PAYING AGENTS

     Unless otherwise specified in the applicable Pricing Supplement and except, under certain circumstances, for Bearer Notes having Specified Currencies other than U.S. dollars, payments of the principal of and any premium and interest on a Bearer Note will be made only in the Specified Currency for such Note. See "Currency Risks" below.

     Interest on each Temporary Global Note will be paid to each of Euroclear and Cedel with respect to that portion of such Temporary Global Note held for its account, but only upon receipt as of the relevant Interest Payment Date of a Certificate of Non-U.S. Beneficial Ownership and upon notation thereon of such payment. Each of Euroclear and Cedel will undertake in such circumstances to credit such interest received by it to the respective accounts having an interest in such Temporary Global Note.

     The principal of and any premium or interest on each Permanent Global Note will be paid to each of Euroclear and Cedel with respect to that portion of such Permanent Global Note held for its account upon notation thereon of such payment. Each of Euroclear and Cedel will undertake in such circumstances to credit such principal, premium and interest received by it to the respective accounts having an interest in such Permanent Global Note. All such payments will be made to Euroclear and Cedel in immediately available funds.

     A payment in respect of an individual Bearer Note or any Coupon will be made only against surrender of such Note or Coupon at the offices of such Paying Agents outside the United States as the Company may from time to time appoint. At the direction of the Holder of such a Note or Coupon, and subject to applicable laws and regulations, such payments will be made by check drawn on a bank in The City of New York (in the case of a U.S. dollar payment) or outside the United States (in the case of a payment in a currency other than U.S. dollars) and mailed to an address outside the United States furnished by such Holder or, at the option of such Holder, by wire transfer (pursuant to written instructions supplied by such Holder) to an account maintained by the payee with a bank located outside the United States. No payment in respect of an individual Bearer Note or Coupon will be made upon presentation of such Note or Coupon at any office or agency of either Trustee or any other paying agency maintained by the Company in the United States, nor will any such payment be made by transfer to an account, or by mail to an address, in the United States. Notwithstanding the foregoing, if U.S. dollar payments in respect of Bearer Notes or any Coupons at the offices of all Paying Agents outside the United States become illegal or are effectively precluded because of the imposition of exchange controls or similar restrictions on the full payment or receipt of such amounts in U.S. dollars, the Company will appoint an office or agency (which may be a Trustee) in the United States at which such payments may be made.

     The specified offices of the Trustees and the names and offices of the initial Paying Agents are set forth at the end of this Prospectus Supplement. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents and to approve any change in the office through which any Paying Agent acts, provided that there will at all times be a Paying Agent (which may be a Trustee) in at least one city in Europe, which, so long as any of the Bearer Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange shall so require, shall include Luxembourg. Notice of any such termination or appointment and of any changes in the specified offices of a Trustee or any Paying Agent will be given to the Holders of Bearer Notes in accordance with "Notices" below.

     Unless otherwise specified in the applicable Pricing Supplement, any payment required to be made in respect of a Bearer Note on a date (including the day of Stated Maturity) that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

     Unless otherwise specified in the applicable Pricing Supplement, if the principal of any Discount Note (other than an Indexed Note) (as defined herein) is declared to be due and payable immediately as a result of the acceleration of Stated Maturity, as described under "Description of Debt Securities -- Events of Default" in the Prospectus, the amount of principal due and payable with respect to such Note shall be limited to the aggregate principal amount of such Note multiplied by the sum of its Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the date of issue to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration).

FIXED RATE NOTES

     Each Fixed Rate Note will bear interest from its Original Issue Date, or from the last Interest Payment Date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable Pricing Supplement until the principal amount thereof is paid or made available for payment, except as described below under "Subsequent Interest Periods" and "Extension of Maturity," and except that, if so specified in the applicable Pricing Supplement, the rate of interest payable on certain Fixed Rate Notes may be subject to adjustment from time to time as described in such Pricing Supplement. Unless otherwise set forth in the applicable Pricing Supplement, interest on each Fixed Rate Note will be payable annually in arrears on such dates as set forth in the applicable Pricing Supplement (each such day being an "Interest Payment Date") and at Stated Maturity. Unless otherwise specified in the applicable Pricing Supplement, if an Interest Payment Date with respect to any Fixed Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall not be postponed; provided, however, that any payment required to be made in respect of such Note on a date (including the day of Stated Maturity) that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment. However, if with respect to any Fixed Rate Note, "Accrue to Pay" is specified in the applicable Pricing Supplement, and any Interest Payment Date with respect to such Fixed Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day before such Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months ("30 over 360") or, in the case of an incomplete month, the number of days elapsed.

FLOATING RATE NOTES

     From its Original Issue Date to, but not including, the first Interest Reset Date (the "Initial Interest Period"), each Floating Rate Note will bear interest at the Initial Interest Rate set forth, or otherwise described, in the Pricing Supplement. From each Interest Reset Date to, but not including, the following Interest Reset Date (each such period, an "Interest Reset Period;" and together with the Initial Interest Period, the "Interest Periods"), the interest rate for each Floating Rate Note will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points that may be specified in the applicable Pricing Supplement as being applicable to such Note, and the "Spread Multiplier" is the percentage that may be specified in the applicable Pricing Supplement as being applicable to such Note, except, in each case as described below under "Subsequent Interest Periods" and "Extension of Maturity," and except that if so specified in the applicable Pricing Supplement, the Spread or Spread Multiplier on certain Floating Rate Notes may be subject to adjustment from time to time as described in such Pricing Supplement. The applicable Pricing Supplement will designate one of the following Base Rates as applicable to a Floating Rate Note: (i) LIBOR (a "LIBOR Note"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (iii) the Treasury Rate (a "Treasury Rate Note"), (iv) the Federal Funds Rate (a "Federal Funds Rate Note"), (v) the CD Rate (a "CD Rate Note") , (vi) the Prime Rate (a "Prime Rate Note"), (vii) the J.J. Kenny Rate (a "J.J. Kenny Rate Note"), (viii) the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Note"), or (ix) such other Base Rate as is set forth in such Pricing Supplement and in such Note. The "Index Maturity" for any Floating Rate
Note is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

     As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period ("Maximum Interest Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ("Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Notes will be governed by the law of the State of New York and, under such law as of the date of this Prospectus Supplement, the maximum rate of interest under provisions of the penal law, with certain exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that are less than $2,500,000.

     The Company will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate interest rates on Floating Rate Notes. Unless otherwise specified in a Pricing Supplement, Citibank, N.A. shall be the Calculation Agent for each Series H Floating Rate Note and Bankers Trust Company shall be the Calculation Agent for each Series I Floating Rate Note. All determinations of interest by the Calculation Agents shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Floating Rate Notes.

     The interest rate on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (each day on which the interest rate is reset, an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, Tuesday of each week (except as provided below under "Treasury Rate Notes"); in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month (with the exception of monthly reset Eleventh District Cost of Funds Rate Notes, which reset on the first calendar day of each month); in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of two months of each year specified in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, the third Wednesday of one month of each year specified in the applicable Pricing Supplement. If an Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. If an auction of direct obligations of United States Treasury Bills ("Treasury bills") falls on a day that is an Interest Reset Date for Treasury Rate Notes, the Interest Reset Date shall be the succeeding Business Day.

     Unless otherwise specified in the applicable Pricing Supplement, the rate of interest that goes into effect on any Interest Reset Date shall be determined on a date (the "Rate Determination Date") preceding such Interest Reset Date, as further described below. Such Rate Determination Date may be referred to below as a "CD Rate Determination Date" in the case of a CD Rate Note, a "Commercial Paper Rate Determination Date" in the case of a Commercial Paper Rate Note, a "Federal Funds Rate Determination Date" in the case of a Federal Funds Rate Note, a "LIBOR Determination Date" in the case of a LIBOR Note, a "Treasury Rate Determination Date" or a "Constant Maturity Treasury Rate Determination Date" in the case of a Treasury Rate Note, a "Prime Rate Determination Date" in the case of a Prime Rate Note, a "J.J. Kenny Rate Determination Date" in the case of a J.J. Kenny Rate Note, or an "Eleventh District Cost of Funds Rate Date" in the case of Eleventh District Cost of Funds Rate Note.

     Unless otherwise specified in the applicable Pricing Supplement, interest payable in respect of Floating Rate Notes shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been paid, as the case may be, to but excluding the applicable Interest Payment Date. In the case of a Floating Rate Note that resets daily or weekly, interest payable shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been accrued and paid, as the case may be, to but excluding the date 15 calendar days immediately preceding the applicable Interest Payment Date, except that, at Stated Maturity, interest payable will include interest accrued to but excluding the date of Stated Maturity.

     With respect to a Floating Rate Note with more than one Interest Reset Date during any period for which accrued interest is being calculated, accrued interest shall be calculated by multiplying the principal amount of such Note (or in the case of a Floating Rate Note that is an Indexed Principal Note, its Face Amount, as indicated in the applicable Pricing Supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed, unless otherwise specified in the applicable Pricing Supplement, by dividing the interest rate in effect on such day by 360 ("Actual over 360"), in the case of LIBOR Notes, Prime Rate Notes, J.J. Kenny Rate Notes, Eleventh District Cost of Funds Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and CD Rate Notes, or by the actual number of days in the year ("Actual over Actual"), in the case of Treasury Rate Notes. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. With respect to all other Floating Rate Notes, accrued interest shall be calculated by multiplying the principal amount of such Note (or, in the case of a Floating Rate Note that is an Indexed Principal Note, its Face Amount) by the interest rate in effect during the period for which accrued interest is being calculated, and multiplying that product by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of LIBOR Notes, Prime Rate Notes, J.J. Kenny Rate Notes, Eleventh District Cost of Funds Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and CD Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes.

     Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

     Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, interest will be payable, in the case of Floating Rate Notes that reset daily, weekly or monthly (other than Eleventh District Cost of Funds Rate Notes), on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year as specified in the applicable Pricing Supplement or, in the case of Eleventh District Cost of Funds Rate Notes, on the first calendar day of each March, June, September and December, as specified in the applicable Pricing Supplement; in the case of Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semiannually, on the third Wednesday of each of two months of each year specified in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, on the third Wednesday of one month of each year specified in the applicable Pricing Supplement, and in each case at Maturity (each such day being an "Interest Payment Date"). If an Interest Payment Date with respect to any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day; provided, however, if with respect to any Floating Rate Note, the applicable Pricing Supplement provides that the Note does not Accrue to Pay, if an Interest Payment Date with respect to such Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall not be postponed; provided, further, that any payment required to be made in respect of a Floating Rate Note that does not Accrue to Pay on a date (including the day of Stated Maturity) that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such dates, and no additional interest shall accrue as a result of such delayed payment.

     Upon the request of the Holder of any Floating Rate Note, the Calculation Agent for such Note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note. In addition, such information with respect to any such Floating Rate Note that is listed on the Luxembourg Stock Exchange will be communicated to the Luxembourg Stock Exchange and will be made available at the offices of the Paying Agents in Luxembourg and at the Luxembourg Stock Exchange as soon as possible after the determination of the interest rate.

  CD Rate Notes

     Each CD Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Note and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Note for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     The "Calculation Date" pertaining to any CD Rate Determination Date shall be the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

     CD Rate Notes, like other Bearer Notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

  Commercial Paper Rate Notes

     Each Commercial Paper Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Note as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Note for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

Money Market Yield =           D X 360     X 100
                            --------------
                             360 - (DXM)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

  Federal Funds Rate Notes

     Each Federal Funds Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective);" provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate). In the case of a Federal Funds Rate Note that resets daily, the interest rate on such Note for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Note on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

  LIBOR Notes

     Each LIBOR Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for such LIBOR Notes as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Note will determine the offered rates for deposits in the Specified Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on such Interest Reset Date, which appear on the Designated LIBOR Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. If "LIBOR Telerate" is designated in the applicable Pricing Supplement, "Designated LIBOR Page" means the display designated as page "3750" on the Dow Jones Telerate Service (or such other page as may replace page "3750" on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying the London interbank offered rates of major banks), and LIBOR for such Interest Reset Period will be the relevant offered rate as determined by the Calculation Agent. If "LIBOR Reuters" is designated in the applicable Pricing Supplement, "Designated LIBOR Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates of major banks) provided that at least two such offered rates appear on the Designated LIBOR Page, in which case, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Note.

          (ii) If LIBOR cannot be determined as above (either because the Designated LIBOR Page is no longer available or because less than two rates appear on page "LIBO" on the Reuters Monitor Money Rate Services) on such LIBOR Determination Date, the Calculation Agent for such LIBOR Note will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in the Specified Currency for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than U.S.$1,000,000 or the approximate equivalent thereof in the Specified Currency that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Note at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in the Specified Currency to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than U.S.$1,000,000 or the approximate equivalent thereof in the Specified Currency that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

  Treasury Rate Notes

     Each Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless "Constant Maturity" is specified or unless otherwise specified in the applicable Pricing Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury securities") having the Index Maturity specified in the applicable Pricing Supplement as such rate shall be published in H.15(519) under the heading "U.S. Government Securities -- Treasury bills -- auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New

York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury securities having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Note and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury securities with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

     If "Constant Maturity" is specified in the applicable Pricing Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate that is set forth in the Federal Reserve Board publication H.15(519) opposite the caption "U.S. Government/Securities/Treasury Constant Maturities/" in the Index Maturity with respect to the applicable Constant Maturity Treasury Rate Determination Date (as defined below). If the H.15(519) is not published, the Treasury Rate shall be the rate that was set forth on Telerate Page 7055, or its successor page (as determined by the Calculation Agent), on the applicable Constant Maturity Treasury Rate Determination Date opposite the applicable Index Maturity. If no such rate is set forth, then the Treasury Rate for such Interest Reset Period shall be established by the Calculation Agent as follows: The Calculation Agent will contact the Federal Reserve Board and request the Treasury Rate, in the applicable Index Maturity, for the Constant Maturity Treasury Rate Determination Date. If the Federal Reserve Board does not provide such information, then the Treasury Rate for such Interest Reset Date will be the arithmetic mean of bid-side quotations, expressed in terms of yield, reported by three leading U.S. government securities dealers (one or more of which may be an Agent (as defined herein)), according to their written records, as of 3:00 p.m. (New York City time) on the Constant Maturity Treasury Rate Determination Date, for the noncallable U.S. Treasury Note that is nearest in maturity to the Index Maturity, but not less than exactly the Index Maturity and for the noncallable U.S. Treasury Note that is nearest in maturity to the Index Maturity, but not more than exactly the Index Maturity. The Calculation Agent shall calculate the Treasury Rate by interpolating to the Index Maturity, based on an actual/actual date count basis, the yield on the two Treasury Notes selected. If the Calculation Agent cannot obtain three such adjusted quotations, the Treasury Rate for such Interest Reset Date will be the arithmetic mean of all such quotations, or if only one such quotation is obtained, such quotation, obtained by the Calculation Agent. In all events, the Calculation Agent shall continue polling dealers until at least one adjusted yield quotation can be determined.

     "The Constant Maturity Treasury Rate Determination Date" shall be the tenth Business Day prior to the Interest Reset Date for the applicable Interest Reset Period.

     The Treasury constant maturity rate for a Treasury security maturity (the "CMT Rate") as published in H.15(519) as of any Business Day is intended to be indicative of the yield of a U.S. Treasury security having as of such Business Day a remaining term to maturity equivalent to such maturity. The CMT Rate as of any Business Day is based upon an interpolation by the U.S. Treasury of the daily yield curve of outstanding Treasury securities. This yield curve, which relates the yield on a security to its time to maturity, is based on the over-the-counter market bid yields on actively traded Treasury securities. Such yields are calculated from composites of quotations reported by leading U.S. government securities dealers, which may include one or more of the Agents or other affiliates of the Company. Certain constant maturity yield values are read from the yield curve. Such interpolation from the yield curve provides a theoretical yield for a Treasury security having ten years to maturity, for example, even if no outstanding Treasury security has as of such date exactly ten years remaining to maturity.

     The "Calculation Date" pertaining to any Treasury Rate Determination Date or Constant Maturity Rate Determination Date, as applicable, shall be the tenth calendar day after such Treasury Rate Determination Date or Constant Maturity Rate Determination Date, as applicable, or, if such a day is not a Business Day, the next succeeding Business Day.

  Prime Rate Notes

     Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, the "Prime Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Prime Rate Note as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Prime Rate Determination Date") and shall be the rate made available and subsequently published on such date in H.15(519) under the heading "Bank Prime Loan." In the event that such rate has not been made available prior to 3:00 P.M., New York City time, on the Calculation Date (as defined below) pertaining to such Prime Rate Determination Date, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for the Prime Rate Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates quoted in The City of New York on such Prime Rate Determination Date by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Rate Determination Date will be the Prime Rate in effect on such Prime Rate Determination Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

     The "Calculation Date" pertaining to any Prime Rate Determination Date shall be the tenth calendar day after such Prime Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

  J.J. Kenny Rate Notes

     J.J. Kenny Rate Notes will bear interest at the interest rates (calculated by reference to the J.J. Kenny Rate and the Spread and/or Spread Multiplier, if
any) specified in the J.J. Kenny Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in an applicable Pricing Supplement, the "J.J. Kenny Rate" for each Interest Reset Period will be determined by the Calculation Agent for such J.J. Kenny Rate Note as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "J.J. Kenny Rate Determination Date") and shall be the per annum rate on such date equal to the index made available and subsequently published by Kenny Information Systems or its successor, based upon 30-day yield evaluations at par of bonds, the interest on which is excludable from gross income for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five "high grade" component issuers selected from time to time by Kenny Information Systems, including without limitation, issuers of general obligation bonds; provided, however, that the bonds on which the index is based shall not include any bonds the interest on which is subject to an "alternate minimum tax" or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such rate is not made available by 3:00 P.M., New York City time, on the Calculation Date (as defined below) pertaining to such J.J. Kenny Rate Determination Date, the J.J. Kenny Rate shall be the rate quoted by a successor indexing agent selected by the Company equaling the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Corporation in respect of issuers selected by such successor indexing agent most closely resembling the "high grade" component issuers selected by Kenny Information Systems that are subject to tender by the holders thereof for purchase on not more than seven days' notice and the interest on which is (A) variable on a weekly basis, (B) excludable from gross income for federal income tax purposes under the Code, and (C) not subject to an "alternate minimum tax" or similar tax under the Code, unless all tax-exempt bonds are subject to such tax; provided, however, that if a successor indexing agent is not available, the J.J. Kenny Rate with respect to such J.J. Kenny Rate Determination Date will be the J.J. Kenny Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     The "Calculation Date" pertaining to any J.J. Kenny Rate Determination Date shall be the tenth calendar day after such J.J. Kenny Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

  Eleventh District Cost of Funds Rate Notes

     Eleventh District Cost of Funds Rate Notes will bear interest at the interest rates (calculated by reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Eleventh District Cost of Funds Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in an applicable Pricing Supplement, the "Eleventh District Cost of Funds Rate," for each Interest Reset Period will be determined by the Calculation Agent for such Eleventh District Cost of Funds Rate Note as of the last working day of the month immediately prior to such Interest Reset Date for such Interest Reset Period on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Eleventh District Cost of Funds Index (as defined below) (the "Eleventh District Cost of Funds Rate Determination Date"), and shall be the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Cost of Funds Rate Determination Date as set forth under the caption "Eleventh District" on the Telerate Page 7058 (which page shall be deemed to include any successor page (as determined by the Calculation Agent)) as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Determination Date. If such rate does not appear on Telerate Page 7058 on any related Eleventh District Cost of Funds Rate Determination Date, the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Eleventh District Cost of Funds Rate Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such Eleventh District Cost of Funds Rate Determination Date, then the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Determination Date.

  Inverse Floating Rate Notes

     Any Floating Rate Note may be designated in the applicable Pricing Supplement as an "Inverse Floating Rate Note," in which event, unless otherwise specified in the applicable Pricing Supplement, the interest rate on such Floating Rate Note will be equal to (i) in the case of the period, if any, commencing on the Issue Date (or the date on which such Note otherwise begins to accrue interest (if different from the Issue Date)) up to the first Interest Reset Date, a fixed rate of interest established by the Company as described in the applicable Pricing Supplement and (ii) in the case of each period commencing on an Interest Reset Date, a fixed rate of interest specified in the Pricing Supplement minus the interest rate determined by reference to the Base Rate as adjusted by the Spread and/or Spread Multiplier, if any; provided, however, that
(x) the interest rate thereon will not be less than zero and (y) the interest rate in effect for the ten days immediately prior to the date of Maturity of such Inverse Floating Rate Note will be that in effect on the tenth day preceding such date.

  Floating Rate/Fixed Rate Notes

     The applicable Pricing Supplement may provide that a Bearer Note will be a Floating Rate Note for a specified portion of its term and a Fixed Rate Note for the remainder of its term, in which event the interest rate on such Note will be determined as herein provided as if it were a Floating Rate Note and a Fixed Rate Note hereunder for each such respective period, all as specified in such applicable Pricing Supplement.

SUBSEQUENT INTEREST PERIODS

     The Pricing Supplement relating to each Bearer Note will indicate whether the Company has the option to reset the interest rate (in the case of a Fixed Rate Note) with respect to such Bearer Note or the Spread, Spread Multiplier or method of calculation (in the case of a Floating Rate Note) with respect to such Bearer Note and, if so, the date or dates on which such interest rate or such Spread, Spread Multiplier, or method of calculation, as the case may be, may be reset (each an "Optional Reset Date").

     The Company shall notify the Trustee for a Bearer Note whether or not it intends to exercise such option with respect to such Bearer Note at least 45 but not more than 60 days prior to an Optional Reset Date for such Bearer Note. Not later than 40 days prior to such Optional Reset Date, the Trustee for such Bearer Note shall provide notice of such election (the "Reset Notice") to the Holder of such Bearer Note, in accordance with "Notices" below. The Reset Notice shall indicate whether the Company has elected to reset the interest rate (in the case of a Fixed Rate Note) or the Spread, Spread Multiplier or method of calculation (in the case of a Floating Rate Note) and, if so, (i) such new interest rate or such new Spread, Spread Multiplier or method of calculation, as the case may be; and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of such Bearer Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period. Upon the provision by the Trustee of a Reset Notice to the Holder of a Note, such new interest rate or such new Spread, Spread Multiplier and/or method of calculation, as the case may be, shall take effect automatically, and, except as modified by the Reset Notice and as described below, such Note will have the same terms as prior to the transmittal of such Reset Notice.

     Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date for a Bearer Note, the Company may, at its option, revoke the interest rate (in the case of a Fixed Rate Note) or the Spread or Spread Multiplier (in the case of a Floating Rate Note) provided for in the Reset Notice with respect to such Optional Reset Date and establish a higher interest rate (in the case of a Fixed Rate Note) or a higher Spread or Spread Multiplier (in the case of a Floating Rate Note) for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Trustee for such Bearer Note to provide notice of such higher interest rate or higher Spread or Spread Multiplier, as the case may be, to the Holder of such Bearer Note in accordance with "Notices" below. Such notice shall be irrevocable. All Bearer Notes with respect to which the interest rate or Spread or Spread Multiplier is reset on an Optional Reset Date will bear such higher interest rate (in the case of Fixed Rate Notes) or higher Spread or Spread Multiplier (in the case of Floating Rate Notes), whether or not tendered for repayment.

     The Holder of a Bearer Note will have the option to elect repayment of such Note by the Company on each Optional Reset Date at a price equal to the principal amount thereof, plus interest accrued to such Optional Reset Date. In order for a Bearer Note to be repaid on an Optional Reset Date, the Holder thereof must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment, except that the period for delivery of such Bearer Note or notification to the Paying Agent for such Bearer Note shall be at least 25 but not more than 35 days prior to such Optional Reset Date, and except that a Holder who has tendered a Bearer Note for repayment pursuant to a Reset Notice may, by written notice to the Paying Agent for such Bearer Note, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

AMORTIZING NOTES

     The Company may from time to time offer Bearer Notes ("Amortizing Notes") on which a portion or all the principal amount is payable prior to Stated Maturity in accordance with a schedule, by application of a formula, or by reference to an Index (as defined below). Further information concerning additional terms and conditions of any Amortizing Notes, including terms for repayment thereof, will be set forth in the applicable Pricing Supplement.

INDEXED NOTES

     The Company may from time to time offer Indexed Notes on which certain or all interest payments (in the case of an "Indexed Rate Note"), and/or the principal amount payable at Stated Maturity or earlier redemption or retirement (in the case of an "Indexed Principal Note"), is determined by reference to the principal amount of such Notes (or, in the case of an Indexed Principal Note, to the amount designated in the applicable Pricing Supplement as the "Face Amount" of such Indexed Note) and by reference to prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities or by application of a formula or by such other objective price, economic or other measures as are described in the applicable Pricing Supplement (any such measure or measures, an "Index"). The issuance of Indexed Notes denominated in the Deutsche Mark will be made in compliance with the policy of the German Central Bank regarding the indexation of Deutsche Mark denominated debt obligations. A description of the Index used in any determination of an interest or principal payment, and the method or formula by which interest or principal payments will be determined by reference to such Index, will be set forth in the applicable Pricing Supplement.

     In the case of a Fixed Rate Note, Floating Rate Note or Indexed Rate Note that is also an Indexed Principal Note, the amount of any interest payment will be determined by reference to the Face Amount of such Indexed Note unless specified otherwise in the applicable Pricing Supplement. In the case of an Indexed Principal Note, the principal amount payable at Stated Maturity or any earlier redemption or repayment of the Indexed Note may be different from the Face Amount.

     If the determination of the Index on which any interest payment or the principal amount of an Indexed Note is calculated or announced by a third party, which may be an Agent or another affiliate of the Company, and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Note was issued and permitted changes described in the applicable Pricing Supplement), then such Index shall be calculated for purposes of such Indexed Note by another third party selected by the Company, which may be an Agent or another affiliate of the Company, subject to the same conditions and controls as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed interest payments, if any, or any indexed principal amount of such Indexed Note shall be calculated in the manner set forth in the applicable Pricing Supplement. Any determination of such third party shall, in the absence of manifest error, be binding on all parties.

     Unless otherwise specified in the applicable Pricing Supplement, (i) for the purpose of determining whether Holders of the requisite principal amount of Notes outstanding under the applicable Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Indexed Notes will be deemed to be the Face Amount thereof, and (ii) in the event of an acceleration of the Stated Maturity of an Indexed Note, the principal amount payable to the Holder of such Note upon acceleration will be the principal amount determined by reference to the formula by which the principal amount of such Note would be determined on the Stated Maturity thereof, as if the date of acceleration were the Stated Maturity.

     An investment in Indexed Notes entails significant risks, including wide fluctuations in market value as well as in the amounts of payments due thereunder, that are not associated with a similar investment in a conventional debt security. Such risks depend on a number of factors including supply and demand for the particular security, currency, commodity or other good or article to which the Note is indexed and economic and political events over which the Company has no control. Fluctuations in the price of any particular security or commodity, in the rates of exchange between particular currencies or in particular indices that have occurred in the past are not necessarily indicative, however, of fluctuations in the price or rates of exchange that may occur during the term of any Indexed Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by investment in Indexed Notes.

DUAL CURRENCY NOTES

     The Company may from time to time offer Bearer Notes (the "Dual Currency Notes") as to which the Company has a one time option, exercisable on any one of the dates specified in the applicable Pricing Supplement (each an "Option Election Date") in whole, but not in part, with respect to all Dual Currency Notes issued on the same day and having the same terms (a "Tranche"), of thereafter making all payments of principal, premium, if any, and interest (which payments would otherwise be made in the Specified Currency of such Notes) in the optional currency specified in the applicable Pricing Supplement (the "Optional Payment Currency"). Information as to the relative value of the Specified Currency compared to the Optional Payment Currency will be set forth in the applicable Pricing Supplement.

     The Pricing Supplement for each issuance of Dual Currency Notes will specify, among other things, the Specified Currency and Optional Payment Currency of such issuance and the Designated Exchange Rate for such issuance, which will be a fixed exchange rate used for converting amounts denominated in the Specified Currency into amounts denominated in the Optional Payment Currency (the "Designated Exchange Rate"). The Pricing Supplement will also specify the Option Election Dates and Interest Payment Dates for the related issuance of Dual Currency Notes. Each Option Election Date will be a certain number of days before an Interest Payment Date or Stated Maturity, as set forth in the applicable Pricing Supplement, and will be the date on which the Company may select whether to make all scheduled payments due thereafter in the Optional Payment Currency rather than in the Specified Currency.

     If the Company makes such an election, the amount payable in the Optional Payment Currency shall be determined using the Designated Exchange Rate specified in the applicable Pricing Supplement. If such election is made, notice of such election shall be provided in accordance with "Notices" below, within two Business Days of the Option Election Date and shall state (i) the first date, whether an Interest Payment Date and/or Stated Maturity, in which scheduled payments in the Optional Payment Currency will be made and (ii) the Designated Exchange Rate. Any such notice by the Company, once given, may not be withdrawn. The equivalent value in the Specified Currency of payments made after such an election may be less, at the then current exchange rate, than if the Company had made such payment in the Specified Currency.

     For United States federal income tax purposes, holders of Dual Currency Notes may be subject to rules which differ from the general rules applicable to holders of other types of Notes offered hereby. The United States federal income tax consequences of the purchase, ownership and disposition of Dual Currency Notes will be set forth in the applicable Pricing Supplement.

RENEWABLE NOTES

     The Company may from time to time offer Bearer Notes which will mature on an Interest Payment Date specified in the applicable Pricing Supplement occurring in or prior to the twelfth month following the Original Issue Date of such Notes (the "Initial Maturity Date") unless the term of all or any portion of any such Note (a "Renewable Note") is renewed in accordance with the procedures described below.

     On the Interest Payment Date occurring in the sixth month (unless a different interval (the "Special Election Interval") is specified in the applicable Pricing Supplement) prior to the Initial Maturity Date of a Renewable Note (the "Initial Renewal Date") and on the Interest Payment Date occurring in each sixth month (or in the last month of each Special Election Interval) after such Initial Renewal Date (each, together with the Initial Renewal Date, a "Renewal Date"), the term of such Renewable Note may be extended to the Interest Payment Date occurring in the twelfth month (or, if a Special Election Interval is specified in the applicable Pricing Supplement, the last month in a period equal to twice the Special Election Interval) after such Renewal Date, if the holder of such Renewable Note elects to extend the term of such Renewable Note or any portion thereof as described below. If a Holder does not elect to extend the term of any portion of the principal amount of a Renewable Note during the specified period prior to any Renewal Date, such portion will become due and payable on the Interest Payment Date occurring in the sixth month (or the last month in the Special Election Interval) after such Renewal Date (the "New Maturity Date").

     A Holder of a Renewable Note may elect to renew the term of such Renewable Note, or if so specified in the applicable Pricing Supplement, any portion thereof, by delivering a notice to such effect to the Trustee (or any duly appointed paying agent) at the corporate trust office of the Trustee or agency of the Trustee in the City of New York not less than 15 nor more than 30 days prior to such Renewal Date (unless another period is specified in the applicable Pricing Supplement as the "Special Election Period"). Such election will be irrevocable and will be binding upon each subsequent Holder of such Renewable Note. An election to renew the term of a Renewable Note may be exercised with respect to less than the entire principal amount of such Renewable Note only if so specified in the applicable Pricing Supplement and only in such principal amount, or any integral multiple in excess thereof, as is specified in the applicable Pricing Supplement. Notwithstanding the foregoing, the term of the Renewable Notes may not be extended beyond the Stated Maturity specified for such Renewable Notes in the applicable Pricing Supplement.

     If the Holder does not elect to renew the term, such Renewable Note must be presented to the Trustee (or any duly appointed paying agent) and, with respect to a Renewable Note that is a certificate issued in definitive form, as soon as practicable following receipt of such Renewable Note the Trustee (or any duly appointed paying agent) shall issue in exchange therefore in the name of such Holder (i) a Note, in a principal amount equal to the principal amount of such exchanged Renewable Note for which no election to renew the term thereof was exercised, with terms identical to those specified on such Renewable Note (except that such Note shall have a fixed, nonrenewable Stated Maturity on the New Maturity Date) and (ii) if an election to renew is made with respect to less than the full principal amount of such holder's Renewable Note, a replacement Renewable Note, in a principal amount equal to the principal amount of such exchanged Renewable Note for which the election to renew was made, with terms identical to such exchanged Renewable Notes.

EXTENSION OF MATURITY

     The Pricing Supplement relating to each Bearer Note will indicate whether the Company has the option to extend the Stated Maturity of such Note for one or more periods of whole years from one to five (each an "Extension Period") up to but not beyond the date (the "Final Maturity") set forth in such Pricing Supplement.

     The Company may exercise such option with respect to a Bearer Note by notifying the Trustee (or any duly appointed paying agent) for such Bearer Note at least 45 but not more than 60 days prior to the old Stated Maturity of such Bearer Note. Not later than 40 days prior to the old Stated Maturity of such Bearer Note, the Trustee for such Bearer Note shall provide notice of such election (the "Extension Notice") to the Holder of such Bearer Note, in accordance with "Notices" below. The Extension Notice will set forth

(i) the election of the Company to extend the Stated Maturity of such Bearer Note; (ii) the new Stated Maturity; (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread, Spread Multiplier or method of calculation applicable to the Extension Period; and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the provision by such Trustee of an Extension Notice to the Holder of a Bearer Note, the Stated Maturity of such Bearer Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, such Bearer Note will have the same terms as prior to the provision of such Extension Notice. Notwithstanding the foregoing, not later than 20 days prior to the old Stated Maturity of such Bearer Note, the Company may, at its option, revoke the interest rate (in the case of a Fixed Rate Note) or the Spread or Spread Multiplier (in the case of a Floating Rate
Note) provided for in the Extension Notice for such Bearer Note and establish a higher interest rate (in the case of a Fixed Rate Note) or a higher Spread or Spread Multiplier (in the case of a Floating Rate Note) for the Extension Period, by causing the Trustee for such Bearer Note to provide notice of such higher interest rate or higher Spread or Spread Multiplier, as the case may be, to the Holder of such Bearer Note in accordance with "Notices" below. Such notice shall be irrevocable. All Bearer Notes with respect to which the Stated Maturity is extended will bear such higher interest rate (in the case of Fixed Rate Notes) or higher Spread or Spread Multiplier (in the case of Floating Rate Notes) for the Extension Period, whether or not tendered for repayment.

     If the Company extends the Stated Maturity of a Bearer Note, the Holder of such Bearer Note will have the option to elect repayment of such Bearer Note by the Company on the old Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order for a Bearer Note to be repaid on the old Stated Maturity once the Company has extended the Stated Maturity thereof, the Holder thereof must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment, except that the period for delivery of such Bearer Note or notification to the Paying Agent for such Bearer Note shall be at least 25 but not more than 35 days prior to the old Stated Maturity and except that a Holder who has tendered a Bearer Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee or Paying Agent for such Bearer Note, revoke any such tender for repayment until the close of business on the tenth day before the old Stated Maturity.

COMBINATION OF PROVISIONS

     If so specified in the applicable Pricing Supplement, any Note may be subject to all of the provisions, or any combination of the provisions, described above under "Subsequent Interest Periods," "Extension of Maturity" and "Renewable Notes."

OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE

     The Pricing Supplement relating to each Bearer Note will indicate either that such Note cannot be redeemed (other than as provided under "Tax Redemption" and "Special Tax Redemption" below) prior to its Stated Maturity or that such Note will be redeemable at the option of the Company in whole or in part, and the date or dates (each an "Optional Redemption Date") on which such Note may be redeemed and the price (the "Redemption Price") at which (together with accrued interest to such Optional Redemption Date) such Note may be redeemed on each such Optional Redemption Date. Unless otherwise specified in the applicable Pricing Supplement, the Company may exercise such option with respect to a Bearer Note by notifying the Trustee for such Note at least 45 days prior to any Optional Redemption Date. At least 30 but not more than 60 days prior to the date of redemption, such Trustee shall provide notice of such redemption to the Holder of such Bearer Note in accordance with "Notices" below. In the event of redemption of a Bearer Note in part only, a new Note or Notes for the unredeemed portion thereof shall be issued to the Holder thereof upon the cancellation thereof. Bearer Notes redeemed prior to Stated Maturity must be presented for payment together with all unmatured Coupons, if any, appertaining thereto, failing which the amount of any missing unmatured Coupon will be deducted from the sum due for payment. The Bearer Notes (other than Amortizing Notes) will not be subject to any sinking fund.

     The Pricing Supplement relating to each Bearer Note will also indicate whether the Holder of such Note will have the option to elect repayment of such Note by the Company prior to its Stated Maturity, and, if so, such Pricing Supplement will specify the date or dates on which such Note may be repaid (each an "Optional Repayment Date") and the price (the "Optional Repayment Price") at which, together with accrued interest to such Optional Repayment Date, such Note may be repaid on each such Optional Repayment Date. Bearer Notes that are to be repaid prior to Stated Maturity must be presented for payment together with all unmatured Coupons, if any, appertaining thereto, failing which the amount of any missing unmatured Coupon will be deducted from the sum due for payment.

     In order for a Bearer Note to be repaid, the Principal Paying Agent must receive the Bearer Note at least 30 but not more than 45 days prior to an Optional Repayment Date. Any tender of a Bearer Note for repayment shall be irrevocable. The repayment option may be exercised by the Holder of a Bearer Note for less than the entire principal amount of such Note, provided that the principal amount of such Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, such Bearer Note shall be canceled and a new Note or Notes for the remaining principal amount thereof shall be issued to the Holder of such repaid Note.

     If a Bearer Note is represented by a Global Security, the Depositary will be the Holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary will timely exercise a right to repayment with respect to a particular Bearer Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Bearer
Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

     Notwithstanding anything in this Prospectus Supplement to the contrary, if a Bearer Note is an Original Issue Discount Note (other than an Indexed Note), the amount payable on such Note in the event of redemption or repayment prior to its Stated Maturity (other than pursuant to an optional redemption by the Company at a stated Redemption Price) shall be the Amortized Face Amount of such Note as of the date of redemption or the date of repayment, as the case may be. The Amortized Face Amount of a Note on any date shall be the amount equal to (i) the Issue Price set forth on the face of the applicable Pricing Supplement plus
(ii) that portion of the difference between such Issue Price and the stated principal amount of such Note that has accrued by such date at (x) the Bond Yield to Maturity set forth on the face of the applicable Pricing Supplement or
(y) if so specified in the applicable Pricing Supplement, the Bond Yield to Call set forth on the face thereof (computed in each case in accordance with generally accepted United States bond yield computation principles), provided, however, that in no event shall the Amortized Face Amount of a Note exceed its stated principal amount. The Bond Yield to Call listed on the face of a Pricing Supplement shall be computed on the basis of the first occurring Optional Redemption Date with respect to such Note and the amount payable on such Optional Redemption Date. In the event that any such Note is not redeemed on such first occurring Optional Redemption Date, the Bond Yield to Call with respect to such Note shall be recomputed on such Optional Redemption Date on the basis of the next occurring Optional Redemption Date and the amount payable on such Optional Redemption Date, and shall continue to be so recomputed on each succeeding Optional Redemption Date until the Note is so redeemed.

     The Company may at any time purchase Bearer Notes at any price in the open market or otherwise. Bearer Notes so purchased by the Company may, at the discretion of the Company, be held or resold (in which case the Company will comply with applicable selling restrictions contained in the applicable United States Treasury regulations as described herein) or surrendered to the Trustee for such Notes for cancellation (together with any unmatured Coupons attached thereto or purchased therewith).

OTHER PROVISIONS

     Any provisions with respect to the determination of an interest rate basis, the specification of an interest rate basis, calculation of the interest rate applicable to, or the principal payable at Maturity on, any Bearer Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified in the applicable Pricing Supplement.

TAX REDEMPTION

     The Bearer Notes of a series may be redeemed at the option of the Company in whole, but not in part, at any time on giving at least 30 but not more than 60 days' notice in accordance with "Notices" below (which notice shall be irrevocable), at the respective Redemption Prices thereof, if the Company has or will become obligated to pay additional interest on such Notes as described under "Payment of Additional Interest" below as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after their respective Original Issue Dates, and such obligation cannot be avoided by the Company taking reasonable measures available to it; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such additional interest were a payment in respect of such Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee for the Notes to be redeemed a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred, and an opinion of independent counsel to the effect that the Company has or will become obligated to pay such additional interest as a result of such change or amendment (Section 1302).

PAYMENT OF ADDITIONAL INTEREST

     The Company will, subject to the exceptions and limitations set forth below, pay as additional interest to the Holder of a Bearer Note or Coupon that is a United States Alien (as defined below) such amounts as may be necessary so that every net payment on such Note or Coupon, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in such Note or Coupon to be then due and payable. However, the Company will not be required to make any such payment of additional interest to such Holder for or on account of:

          (a) any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such Holder, if such Holder is an estate or a trust, or a member or shareholder of such Holder, if such Holder is a partnership or a corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein or (ii) such Holder's past or present status as a passive foreign investment company, a personal holding company, a foreign personal holding company, a controlled foreign corporation for United States federal income tax purposes or a private foundation or other tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

          (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

          (c) any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of a Bearer Note or Coupon for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurred later;

          (d) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on a Bearer Note or Coupon;

          (e) any tax, assessment or other governmental charge required to be deducted or withheld by any Paying Agent from a payment on a Bearer Note or Coupon, if such payment can be made without such deduction or withholding by any other Paying Agent; or

          (f) any tax, assessment or other governmental charge imposed on a Holder that actually or constructively owns ten percent or more of the combined voting power of all classes of stock of the Company or is a controlled foreign corporation related to the Company through stock ownership; nor shall such additional interest be paid with respect to a payment on a Bearer Note or Coupon to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional interest had such beneficiary, settlor, member or beneficial owner been the Holder of such Bearer Note or Coupon (Section 1202).

     The term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust (Section 101).

SPECIAL TAX REDEMPTION

     If the Company shall determine that any payment made outside the United States by the Company or any of its Paying Agents in respect of any Bearer Note of a series that is not a Floating Rate Note or Coupon appertaining thereto (an "Affected Security") would, under any present or future laws or regulations of the United States, be subject to any certification, documentation, information or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Affected Security that is a United States Alien (other than such a requirement (a) that would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to a custodian, nominee or other agent of the beneficial owner or (b) that can be satisfied by such custodian, nominee or other agent certifying to the effect that the beneficial owner is a United States Alien; provided that, in any case referred to in clause (a) (ii) or (b), payment by the custodian, nominee or agent to the beneficial owner is not otherwise subject to any such requirement), then the Company shall elect either (x) to redeem such Affected Securities in whole, but not in part, at the Redemption Price thereof, or (y) if the conditions described in the next succeeding paragraph are satisfied, to pay the additional interest specified in such paragraph. The Company shall make such determination as soon as practicable and publish prompt notice thereof (the "Determination Notice") stating the effective date of such certification, documentation, information or other reporting requirement, whether the Company elects to redeem the Affected Securities or to pay the additional interest specified in the next succeeding paragraph and (if applicable) the last date by which the redemption of the Affected Securities must take place, as described in the next succeeding sentence. If the Affected Securities are to be redeemed as described in this paragraph, the redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Company shall specify by notice given to the Trustee for the Notes to be redeemed at least 60 days before the Redemption Date. Notice of such redemption shall be given to the Holders of the Affected Securities at least 30 but not more than 60 days prior to the Redemption Date. Notwithstanding the foregoing, the Company shall not so redeem the Affected Securities if the Company shall subsequently determine, at least 30 days prior to the Redemption Date, that subsequent payments on the Affected Securities would not be subject to any such certification, documentation, information or other reporting requirement, in which case the Company shall publish prompt notice of such subsequent determination and any earlier redemption notice given as described in this paragraph shall be revoked and of no further effect. Prior to the publication of any Determination Notice as described in this paragraph, the Company shall deliver to the Trustee for the Notes to be redeemed a certificate stating that the Company is obligated to make such determination and setting forth a statement of facts showing that the conditions precedent to the obligation of the Company to redeem the Affected Securities or to pay the additional interest specified in the next succeeding paragraph have occurred, and an opinion of independent counsel to the effect that such conditions have occurred.

     If and so long as the certification, documentation, information or other reporting requirement referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect to pay as additional interest such amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirement by the Company or any of its Paying Agents in respect of any Affected Security of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge that (i) would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the preceding paragraph or (ii) is imposed as a result of presentation of such Affected Security for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurred later), will not be less than the amount provided in such Affected Security to be then due and payable. If the Company elects to pay additional interest as described in this paragraph, then the Company shall have the right thereafter to redeem the Affected Securities at any time in whole, but not in part, at the Redemption Price thereof, subject to the provisions described in the last three sentences of the immediately preceding paragraph. If the Company elects to pay additional interest as described in this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Company shall redeem the Affected Securities in whole, but not in part, at the Redemption Price thereof, subject to the provisions of the last three sentences of the immediately preceding paragraph. Any redemption payments made by the Company as described in the two immediately preceding sentences shall be subject to the continuing obligation of the Company to pay additional interest as described in this paragraph (Section 1302).

DEFEASANCE

     The defeasance provisions described in the Prospectus will not be applicable to the Bearer Notes.

REPLACEMENT OF BEARER NOTES AND COUPONS

     If an individual Bearer Note or Coupon is mutilated, destroyed, stolen or lost it may be replaced at the specified office of the Principal Paying Agent for such Note in London; or, with respect to any series of Bearer Notes that are listed on the Luxembourg Stock Exchange, at the specified office of the Paying Agent in Luxembourg, upon payment by the claimant of such expenses as may be incurred in connection therewith and, in the case of destruction, theft or loss, on such terms as to evidence and indemnity as the Company or the Trustee for such Note may reasonably require. Mutilated or defaced Bearer Notes or Coupons must be surrendered before replacements will be issued.

NOTICES

     All notices to Holders of Bearer Notes will be deemed to have been duly given if published on two separate Business Days in a leading London daily newspaper (which is expected to be the Financial Times) and, with respect to any series of Bearer Notes that may be listed on the Luxembourg Stock Exchange, if the rules of such exchange so require, in Luxembourg in a newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort). Such notices shall be deemed to have been given on the date of the first such publication.

UNCLAIMED MONIES

     All monies paid by the Company to a Trustee or a Paying Agent for the payment of principal of or any premium or interest on any Bearer Note or for the payment of any Coupon which remain unclaimed at the end of two years after such payments shall have become due and payable will be repaid to the Company, at its written request, and the Holder of such Note or Coupon will thereafter look only to the Company for payment, such payment to be made only outside the United States.

                                 GOVERNING LAW

     The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

                                 CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

     An investment in a Bearer Note having a Specified Currency other than the currency of the country in which a purchaser is resident or the currency (including any such composite currency) in which a purchaser conducts its business or activities (the "home currency") entails significant risks that are not associated with a similar investment in a security denominated in the home currency. Similarly, an investment in an Indexed Note on which all or a part of any payment due is determined by reference to a currency other than the home currency entails significant risks that are not associated with a similar investment in non-Indexed Notes. Such risks include, without limitation, the possibility of significant market changes in rates of exchange between the home currency and such Specified Currency, the possibility of significant changes in rates of exchange between the home currency and such Specified Currency resulting from official redenomination of such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Company has no control and which cannot be readily foreseen, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange for certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the rate during the term of any Bearer Note. Depreciation of the Specified Currency for a Bearer Note against the relevant home currency would result in a decrease in the effective yield of such Note below its coupon rate and, in certain circumstances, could result in a substantial loss to the investor on a home currency basis.

     Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making payments in respect of Bearer Notes denominated in such currency. There can be no assurances that exchange controls will not restrict or prohibit payments of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that such Specified Currency would not be available to the Company when payments on a particular Bearer Note are due because of circumstances beyond the control of the Company. In any such event, the Company will make required payments on the basis described herein. See " -- Payment Currency" and "Description of Bearer Notes -- Payment of Principal and Interest." Prospective purchasers should consult their own financial and legal advisors as to the risks entailed by an investment in Bearer Notes denominated in a currency other than the purchaser's home currency.

     Any Pricing Supplement relating to Bearer Notes having a Specified Currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

PAYMENT CURRENCY

     Except as set forth below, if payment in respect of a Bearer Note is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of such Note shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Pricing Supplement. Any payment in respect of such Note made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture under which such Note shall have been issued.

     In the event of an official redenomination of the Specified Currency of a Bearer Note (other than as a result of European Monetary Union, but including, without limitation, an official redenomination of any such Specified Currency that is a composite currency), the obligations of the Company with respect to payments on Notes denominated in such Specified Currency shall, in all cases, be deemed immediately following such redenomination to provide for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Bearer Notes will not provide for any adjustment to any amount payable under such Notes as a result of
(i) any change in the value of the Specified Currency thereof relative to any other currency due solely to fluctuations in exchange rates or (ii) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated). The procedures described in this section shall not apply in the event of European Monetary Union. For a description of the procedure to be followed in connection with European Monetary Union, see "European Monetary Union" in the Prospectus.

FOREIGN CURRENCY JUDGMENTS

     The Bearer Notes will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                             RISKS OF INDEXED NOTES

     An investment in Indexed Notes may entail significant risks that are not associated with a similar investment in a debt instrument that has a fixed principal amount, is denominated in U.S. dollars and bears interest at either a fixed rate or a floating rate determined by reference to nationally published interest rate references. The risks of a particular Indexed Note will depend on the terms of such Indexed Note, but may include, without limitation, the possibility of significant changes in the prices of securities, currencies, intangibles, goods, articles or commodities or of other objective price, economic or other measures making up the relevant Index (the "Underlying Assets"). Such risks generally depend on factors over which the Company has no control and which cannot readily be foreseen, such as economic and political events and the supply of and demand for the Underlying Assets. In recent years, currency exchange rates and prices for various Underlying Assets have been highly volatile, and such volatility may be expected in the future. Fluctuations in any such rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any Indexed Note.

     In considering whether to purchase Indexed Notes, investors should be aware that the calculation of amounts payable in respect of Indexed Notes may involve reference to an Index determined by an affiliate of the Company or to prices which are published solely by third parties or entities which are not subject to regulation under the laws of the United States. The risk of loss as a result of the linkage of principal or interest payments on Indexed Notes to an Index and to the Underlying Assets can be substantial. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed by an investment in Indexed Notes.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain United States federal income tax considerations that may be relevant to a holder of Bearer Notes. The summary does not address all of the tax considerations which might be relevant to such holders. Therefore, holders should consult their tax advisors in determining the tax consequences to them in holding Bearer Notes, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax law.

     Under current United States federal income tax law, (a) payment on a Bearer Note or Coupon by the Company or any paying agent to a holder that is a United States Alien will not be subject to withholding of the United States federal income tax provided that, with respect to payments of interest, including original issue discount, the holder does not actually or constructively own ten percent or more of the combined voting power of all classes of stock of the Company (taking into account the applicable attribution of ownership rules under Section 871(h)(3) of the Code) and is not a controlled foreign corporation related to the Company through stock ownership; (b) a holder of a Bearer Note or Coupon that is a United States Alien will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Note or Coupon, provided that such holder does not have a connection with or status with respect to the United States described in clause (a) under "Payment of Additional Interest"; (c) a beneficial owner of a Bearer Note or Coupon that is a United States Alien will not be required to disclose its nationality, residence or identity to the Company, a paying agent (acting in its capacity as such) or any United States governmental authority in order to receive payment on such Note or Coupon from the Company or a paying agent outside the United States (although the beneficial owner of an interest in a Temporary Global Note will be required to provide a Certificate of Non-U.S. Beneficial Ownership to Euroclear or Cedel in order to exchange such interest or to receive interest payments with respect thereto, as described in "Description of Bearer Notes -- Payments and Paying Agents" above).

     Special tax considerations may apply to certain Indexed Notes. Any such considerations will be described in the applicable Pricing Supplement.

     United States information reporting requirements and backup withholding tax will not apply to payments on a Bearer Note or Coupon made outside the United States by the Company or any paying agent (acting in its capacity as such) to a Holder that is a United States Alien. Information reporting requirements and backup withholding tax also will not apply to any payment on a Bearer Note or Coupon outside the United States by a foreign office of a custodian, nominee or other agent of the beneficial owner of such Note or Coupon, provided that such custodian, nominee or agent (i) is not a U.S. Person, (ii) derives less than 50% of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is not a controlled foreign corporation as to the United States and (iv) with respect to payments made after December 31, 1998, is not a foreign partnership that, at any time during its taxable year is 50% or more (by income or capital interest) owned by U.S. persons or is engaged in the conduct of a U.S. trade or business (a person described in (i), (ii), (iii) and (iv) being hereinafter referred to as a "foreign controlled person"). Payment in respect of a Bearer Note or Coupon outside the United States to the beneficial owner thereof by a foreign office of any custodian, nominee or agent that is not a foreign controlled person will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such custodian, nominee or agent has documentary evidence in its records that the beneficial owner is a United States Alien or the beneficial owner otherwise establishes an exemption.

     Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a Bearer Note or Coupon effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury regulations), provided that such broker is a foreign controlled person. Payment of the proceeds of the sale of a Bearer Note or Coupon effected outside the United States by a foreign office of any broker that is not a foreign controlled person will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a United States Alien and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

     On October 7, 1997, the U.S. Treasury Department issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to non-United States persons after December 31, 1998. Such regulations, among other things, may change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of a Bearer Note or Coupon. Prospective investors should consult their tax advisors regarding the effect, if any, of such new Treasury regulations on an investment in the Notes.

                              PLAN OF DISTRIBUTION

     The Bearer Notes are being offered on a continuous basis by the Company through the Company's broker-dealer subsidiaries, Salomon Brothers, Smith Barney, Salomon Brothers International Limited, Salomon Brothers AG and Salomon Brothers Hong Kong Limited (together with any successor or successors thereto, the "Agents"), which have agreed to use their respective reasonable efforts to solicit orders to purchase Bearer Notes. The Company will have the sole right to accept orders to purchase Bearer Notes and may reject proposed purchases in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised and without notice to the Company, to reject any proposed purchase of Bearer Notes in whole or in part. The Company will pay each Agent a commission of from not more than .125% to not more than .750% of the principal amount of Bearer Notes sold through it, depending upon the Stated Maturity.

     The Company may also sell Bearer Notes at a discount to an Agent for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices at the time of resale or, if set forth in the applicable Pricing Supplement, at a fixed public offering price, all as determined by the Agent. After any initial public offering of Bearer Notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed. In addition, an Agent may offer Bearer Notes purchased by it as principal to other dealers. Bearer Notes sold by an Agent to a dealer may be sold at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed will not be in excess of the discount received by the Agent from the Company. Unless otherwise specified in the applicable Pricing Supplement, any Bearer Note purchased by an Agent as principal will be purchased at 100% of the principal amount or face amount thereof less a percentage equal to the commission applicable to an agency sale of a Bearer Note of identical maturity.

     In compliance with United States federal income tax laws and regulations, the Company and each Agent have agreed that in connection with the original issuance of any Bearer Note and during the period ending 40 days after the Original Issue Date of such Note they will not offer, sell or deliver such Note, directly or indirectly, to a U.S. Person or to any person within the United States and its possessions, except to the extent permitted under United States Treasury regulations. Under those regulations, Bearer Notes may be offered and sold during that period to international organizations, to foreign central banks and to foreign branches of United States financial institutions that satisfy requirements prescribed by the regulations. Confirmations sent by an Agent in connection with sales of Bearer Notes need not contain certain purchaser representations.

     The Bearer Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the "Securities and Exchange Law"). Accordingly, each of the Agents will represent and agree that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Bearer Notes in Japan or to a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with the Securities and Exchange Law and other relevant laws and regulations of, Japan. As used in this paragraph, "resident of Japan" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan or located in Japan.

     Each Agent will agree that:

          1. it has not offered or sold and will not offer or sell prior to the date six months after their date of issue any Bearer Notes, having a maturity of one year or greater, to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

          2. it has complied with and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Bearer Notes in, from or otherwise involving the United Kingdom; and

          3. it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Bearer Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions Order 1996) or is a person to whom such document may otherwise lawfully be issued or passed on.

     Bearer Notes that are Deutsche Mark denominated will be offered by the Company through Salomon Brothers AG. Each issue of Bearer Notes denominated or payable in, or linked to, the Deutsche Mark will take place only in compliance with the guidelines of the German central bank regarding the issue of debt securities denominated in the Deutsche Mark. In particular, only credit institutions domiciled in Germany will act as dealers in relation to such Notes except in the case of a syndicated issue of Bearer Notes denominated in the Deutsche Mark (where only the lead manager specified in the Pricing Supplement need be such a credit institution). Each issue of Indexed Notes denominated in the Deutsche Mark will be made in compliance with the policy of the German central bank regarding the indexation of debt obligations of non-German issuers denominated in the Deutsche Mark.

     No Bearer Note will have an established trading market when issued. Unless otherwise specified in the applicable Pricing Supplement, the Bearer Notes will not be listed on any securities exchange. The Agents may make a market in the Bearer Notes, but no Agent is obligated to do so and any Agent may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any Bearer Notes, or that the maximum amount of Bearer Notes will be sold.

     Each of the Agents, whether acting as agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to indemnify each of the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to the payments such Agent may be required to make in respect thereof, and will reimburse each of the Agents for certain legal and other expenses incurred by it in connection with the offer and sale of the Bearer Notes.

     Concurrently with the offering of Bearer Notes through the Agents as described herein, the Company may issue other Securities pursuant to the Indenture referred to in the Prospectus.

     Each of the Agents is a wholly owned subsidiary of the Company. The participation of each Agent in the offering of the Bearer Notes will comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the underwriting by an affiliate of the securities of its parent.

     In addition to the Bearer Notes being offered through the Agents as described herein, Registered Notes that may have terms identical or similar to the terms of the Bearer Notes may be concurrently offered by the Company on a continuous basis in the United States by one or more broker-dealer affiliates of the Company. Such affiliates may also purchase Registered Notes as principals for their own accounts or for resale. Any Registered Notes so offered and sold will reduce correspondingly the maximum aggregate principal amount of Bearer Notes that may be offered by this Prospectus Supplement and the Prospectus.

     This Prospectus Supplement, the related Pricing Supplement and the accompanying Prospectus may be used by the Company, the Agents or other affiliates of the Company in connection with offers and sales related to secondary market transactions in the Bearer Notes offered hereby. An Agent or other such Company affiliates may act as principal or agent in such transactions. Such sales will be made at varying prices related to prevailing market prices at the time of sale. Any Agent may act as principal or agent in such transactions.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed by the Company with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-4346), are incorporated herein by reference: (i) the Annual Report on Form 10-K for the year ended December 31, 1996; (ii) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 and (iii) the Current Reports on Form 8-K filed on January 21, 1997, March 17, 1997, April 15, 1997, July 17, 1997,
September 24, 1997, September 29, 1997 (as amended by the Current Report on Form 8-K/A filed on October 28, 1997 and the Current Report on Form 8-K/A2 filed on December 1, 1997), October 21, 1997, October 28, 1997 (as amended by the Current Report on Form 8-K/A filed on December 1, 1997) November 21, 1997 (as amended by the Current Report on Form 8-K/A filed on December 1, 1997), November 28, 1997 and December 5, 1997.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and prior to the termination of the offering of the Notes (including the Bearer Notes) shall be deemed to be incorporated by reference herein.

     Any statement contained in the Prospectus or this Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference in the Prospectus or this Prospectus Supplement shall be deemed to be modified or superseded for purposes of the Prospectus and this Prospectus Supplement to the extent that a statement contained in the Prospectus or this Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference in the Prospectus or this Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus and this Prospectus Supplement.

     Copies of any documents incorporated herein by reference will be available free of charge at the office of Kredietbank S.A. Luxembourgeoise (the "Listing Agent"), 43 Boulevard Royal, Luxembourg City 2955, Luxembourg. Any person receiving a copy of this Prospectus Supplement may obtain, without charge, upon written or oral request, a copy of any document incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference). Written or oral requests should be addressed to Salomon Brothers International Limited, Victoria Plaza, 111 Buckingham Palace Road, London SW1W 0SB (telephone: 44-171-721-3625).

     This Prospectus Supplement may be used for the offer, sale (including in secondary market transactions) and listing of Bearer Notes with an aggregate initial public offering price or purchase price of up to U.S.$11,710,346,786 or the equivalent thereof in other currencies, subject to reduction as a result of the sale of other securities under the registration statement of which this Prospectus Supplement and the accompanying Prospectus form a part or under a registration statement to which this Prospectus Supplement and the accompanying Prospectus relate. Pursuant to the Global Selling Agency Agreement (the "Selling Agency Agreement") among the Agents and the Company, the Company will represent to the Agents that as of the Original Issue Date of any Bearer Note, neither the Prospectus nor any amendment thereof or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (subject to certain exceptions contained in the Selling Agency Agreement). The Company will give an undertaking in the event of the listing of any series of the Bearer Notes on the Luxembourg Stock Exchange to the effect that, so long as any such series of Bearer Notes are issued by the Company, in the event of any material adverse change in the business or financial position of the Company and in the terms and conditions of such Bearer Notes that is not reflected in the Prospectus as then amended or supplemented, the Company will prepare an amendment or supplement to the Prospectus or publish a new Prospectus for use in connection with any subsequent offering and listing by the Company of such Bearer Notes.

                              GENERAL INFORMATION

     Application may be made to list certain series of the Bearer Notes on the Luxembourg Stock Exchange. In connection with any such listing, the Amended and Restated Certificate of Incorporation and By-Laws of the Company and a legal notice relating to the issuance of any such Bearer Notes will be deposited with the Chief Registrar of the District Court of Luxembourg, where copies may be obtained upon request.

     The issuance of the Bearer Notes was authorized by action of the Board of Directors of the Company on November 28, 1997.

     So long as any series of Bearer Notes is listed on the Luxembourg Stock Exchange, copies of the Pricing Supplements for such series of Notes, the registration statement (and the documents incorporated by reference therein), the annual and quarterly reports, Amended and Restated Certificate of Incorporation and By-Laws of the Company, the Indenture for such series of Notes and the Selling Agency Agreement will be available for inspection at the office of the Listing Agent or at the office of the Paying Agent for such series of Notes in Luxembourg during the term of such series of Notes. In addition, copies of such annual and quarterly reports and such Pricing Supplements may be obtained at such offices.

     Except as otherwise disclosed or incorporated by reference herein, the Company is not involved in any litigation or arbitration proceedings relating to claims or amounts which it believes will be material in the context of the issue of the Bearer Notes and is not aware that any such litigation or arbitration proceedings are pending or threatened.

     As of the date of this Prospectus Supplement, there has been no material adverse change in the financial position of the Company since the date of the latest audited financial statements contained or incorporated by reference in the accompanying Prospectus.

     The Bearer Notes have been accepted for clearance through Euroclear and Cedel.

     Each Pricing Supplement will contain the following information in respect of the issue of the Bearer Notes to which it relates:

          (i)      Principal Amount or Face Amount

          (ii)      Issue Price

          (iii)     Proceeds to Company on original issuance

          (iv)     Commission or Discount on original issuance

          (v) Salomon Brothers International Limited's capacity on original issuance

          (vi)     Issue Date

          (vii)     Stated Maturity

          (viii)    Specified Currency (If other than U.S. dollars)

          (ix) Authorized Denominations (If other than as set forth in the Prospectus Supplement)

          (x)      Interest Payment Dates: Accrue to pay: [ ] Yes  [ ] No

          (xi)     Indexed Principal Note: [ ] Yes [ ] No

          (xii) Type of Interest on Note (Fixed Rate, Floating Rate or Indexed Rate)

          (xiii)    Interest Rate (Fixed Rate Notes)

          (xiv)    Initial Interest Rate (Floating Rate Notes)

          (xv)     Base Rate (Floating Rate Notes)

          (xvi)    Calculation Agent (If other than Citibank)

          (xvii)   Computation of Interest

          (xviii)   Interest Reset Dates

          (xix)    Rate Determination Dates

          (xx)     Index Maturity

          (xxi)    Spread (+/-)

          (xxii)   Spread Multiplier

          (xxiii) Change in Spread, Spread Multiplier or Fixed Interest Rate prior to Stated Maturity: [ ] Yes [ ] No

          (xxiv)   Maximum Interest Rate

          (xxv)    Minimum Interest Rate

          (xxvi)   Amortizing Note: [ ] Yes [ ] No

          (xxvii)  Optional Redemption: [ ] Yes [ ] No
                   Optional Redemption Dates
                   Redemption Prices
                   Redemption: [ ] In whole only and not in part
                               [ ] May be in whole or in part

          (xxviii) Optional Repayment: [ ] Yes [ ] No
                   Optional Repayment Dates
                   Optional Repayment Prices

          (xxix)   OID Note:  [ ] Yes [ ] No
                   Total Amount of OID Yield to Maturity

          (xxx)    Renewable Note [ ] Yes [ ] No
                   Extension of Maturity [ ] Yes [ ] No

          (xxxi)   Listed on Luxembourg Stock Exchange: [ ] Yes [ ] No
                      ------------------------------------

     You should rely only on the information incorporated by reference or provided in this Prospectus Supplement or the accompanying Prospectus and Pricing Supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus Supplement or the accompanying Prospectus and Pricing Supplement is accurate as of any date other than the date on the front of the document.

PROSPECTUS

                       SALOMON SMITH BARNEY HOLDINGS INC.

     may offer --

                                DEBT SECURITIES
                                 INDEX WARRANTS

     We will provide the specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and the supplements carefully before you invest.

                               ------------------
   THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAS ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS, OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR PRICING SUPPLEMENT, IS ACCURATE OR
      COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------

                              SALOMON SMITH BARNEY

December 1, 1997

                               PROSPECTUS SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the terms of our securities, you should carefully read this document and the Prospectus Supplement that explains the specific terms of the securities we are offering. You should also read the documents we have referred you to in "Where You Can Find More Information" on page 4 for information on our Company and our financial statements. The Prospectus Supplement may also add, update or change information contained in this Prospectus. It is important for you to consider the information in the Prospectus and any Prospectus Supplement in making your investment decision.

                                  OUR COMPANY

     Salomon Smith Barney Holdings Inc. is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its U.S. and foreign broker-dealer subsidiaries.

                          THE SECURITIES WE MAY OFFER

     We may use this Prospectus to offer up to $11,710,346,786 of Debt Securities and Index Warrants. A Prospectus Supplement will describe the specific types, amounts, prices, and detailed terms of any securities we offer.

DEBT SECURITIES

     These securities are unsecured general obligations of our Company in the form of senior or subordinated debt. Senior debt includes our notes, debt, and guarantees, which are for money borrowed and not subordinated. Subordinated debt, designated at the time it is issued, is not entitled to interest and principal payments if payments on the senior debt are not made.

     The senior and subordinated debt will be issued under separate indentures between the Company and a trustee. The trustees under the indentures are bank or trust companies; we have certain banking relationships with these companies. We have summarized below the general features of the debt securities from these indentures. We encourage you to read the indentures (which are incorporated by reference in our registration statement No. 333-38931), our recent annual report on Form 10-K, our recent quarterly reports on Form 10-Q and our recent Reports on Form 8-K, including the Report on Form 8-K filed on November 28, 1997. Directions on how you can receive copies of these documents are provided on page 4.

GENERAL INDENTURE PROVISIONS THAT APPLY TO SENIOR AND SUBORDINATED DEBT

- None of the indentures limits the amount of debt that we may issue or provides holders any protection should there be a highly leveraged transaction involving our Company, although the senior debt indenture does limit our company's ability to pledge the stock of certain of our important subsidiaries.

- Each indenture allows for different types of Debt Securities (including indexed securities) to be issued in series and provides for the issuance of securities in book-entry, certificated, and, in limited circumstances, bearer form.

- The indentures allow us to merge or to consolidate with another company, or sell all or substantially all of our assets to another company. If any of these events occur, the other company will be required to assume our responsibilities on the debt, and, assuming that the transaction has not resulted in an event of default, we will be released from all liabilities and obligations under the Debt Securities.

- The indentures provide that holders of a majority of the total principal amount of the Debt Securities outstanding in any series may vote to change certain of our obligations or your rights concerning those securities. However, every holder of a particular security must consent to certain important changes in the terms of that security, including changes in the payment of principal or interest on any security or the currency of payment.

- We may discharge certain of the Debt Securities issued under the indentures or be released from our obligation to comply with the limitations discussed above at any time by depositing sufficient amounts of cash or U.S. government securities with the trustee to pay our obligations under the particular securities when due. If we choose to discharge certain securities, all amounts due to you on those securities will be paid by the trustee from the deposited funds.

- The indentures govern the actions of the trustee with regard to the Debt Securities, including the circumstances under which the trustee is required to give notices to holders of the securities and the procedures by which lost or stolen Debt Securities may be replaced.

EVENTS OF DEFAULT

     The events of default specified in the indentures include:

     - Principal not paid when due.

     - Sinking fund payment not made when due.

     - Failure to pay interest for 30 days.

     - Covenants not performed for 60 days following notice.

     - Certain events of insolvency or bankruptcy, whether voluntary or not.

REMEDIES

     If there is a default, the trustee or holders of 25% of the principal amount of Debt Securities outstanding in a series may declare the principal immediately payable. However, holders of a majority in principal amount of the securities in that series may rescind this action.

INDEX WARRANTS

     We may issue Index Warrants independently or together with Debt Securities. We will issue each series of Index Warrants under a separate Warrant Agreement between our Company and a bank or trust company. We encourage you to read the standard form of the Warrant Agreement, which is incorporated by reference in our registration statement No. 333-38931. We provide directions on how you can get copies of these documents on page 4.

     Index Warrants are securities that, when exercised by the purchaser at a time when certain conditions are met, entitle you to receive from our Company an amount in cash or number of securities that will be indexed to prices, yields, or other specified measures or changes in an index or differences between two or more indexes. You may only exercise Index Warrants during a specified period and the Index Warrants expire on a specified date. Depending on circumstances and the terms and conditions of the particular Index Warrant, you may not be entitled to receive any amount for an Index Warrant during any period when you may exercise it or at its expiration.

     The Prospectus Supplement for a series of Index Warrants will set forth the formula for determining the amount in cash or number of securities, if any, that we will pay you when you exercise an Index Warrant and certain information about the relevant underlying assets, as well as other information about the specific terms of the Index Warrant.

     We will generally issue Index Warrants in book-entry form and list Index Warrants for trading on a national securities exchange, such as the New York Stock Exchange, American Stock Exchange or Chicago Board Options Exchange.

     The Warrant Agreement for any series of Index Warrants will provide that holders of a majority of the total principal amount of the Index Warrants outstanding in any series may vote to change certain of our obligations or your rights concerning those Index Warrants. However, every holder of a particular Index Warrant must consent to certain important changes in the terms of that security, including changes in the amount or manner of payment on an Index Warrant or further limits on the time during which it may be exercised.

     Index Warrants can involve a high degree of risk, including risks arising from changes in the values of the underlying assets that are used to determine the amount to be paid to you when you exercise the Index Warrant. Certain Index Warrants may also involve risks linked to changes in foreign exchange rates, securities markets, interest rates and the business of certain companies or groups of companies. You should recognize that any Index Warrant that does not have a specified minimum expiration value may be worthless when it expires. Buyers of Index Warrants should be experienced in options transactions and understand these types of risks. You should only decide to buy Index Warrants after careful consideration with your advisers about the suitability of the Index Warrants in light of your particular financial circumstances and the terms and conditions of the particular Index Warrant.

     Any prospective purchasers of Index Warrants should be aware of special United States federal income tax considerations applicable to instruments such as the Index Warrants. The Prospectus Supplement relating to each series of Index Warrants will describe certain tax considerations.

                                USE OF PROCEEDS

     We will use the net proceeds we receive from any offering of these securities for general corporate purposes, primarily to fund our operating units and subsidiaries. We may use some of the proceeds to refinance or extend the maturity of some of the Company's existing debt obligations. We will use a portion of the proceeds from the sale of Index Warrants and Indexed Notes to hedge our exposure to payments that we may have to make on such Index Warrants and Indexed Notes.

                              PLAN OF DISTRIBUTION

     We may sell the securities in any of the following ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; (iii) through agents or (iv) through a combination of any of these methods of sale. The Prospectus Supplement will explain the ways in which we are selling specific securities, including the names of any underwriters and details of the pricing of the securities, including the commissions, concessions or discounts we are granting the underwriters, dealers or agents.

     If we use underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

     We expect that the underwriters for any offering will include one or more of our broker-dealer subsidiaries.

     These broker-dealer subsidiaries (including their successors) also expect to offer and sell previously issued Debt Securities and Index Warrants as part of their business, and may act as a principal or agent in such transactions. We or any of our subsidiaries may use this Prospectus and the related Prospectus Supplements and Pricing Supplements in connection with these activities.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

(a) Annual Report on Form 10-K for the year ended December 31, 1996;

(b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

(c) Current Reports on Form 8-K filed on January 21, 1997, March 17, 1997, April 15, 1997, July 17, 1997, September 24, 1997, September 29, 1997 (as amended by the Current Report on Form 8-K/A filed on October 28, 1997 and the Current Report on Form 8-K/A2 filed on December 1, 1997), October 21, 1997, October 28, 1997 (as amended by the Current Report on Form 8-K/A filed on December 1, 1997), November 21, 1997 (as amended by the Current Report on Form 8-K/A filed on December 1, 1997), and November 28, 1997.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

        Treasurer
        Salomon Smith Barney Holdings Inc.
        388 Greenwich Street
        New York, NY 10013
        212-816-6000

     You should rely only on the information incorporated by reference or provided in this Prospectus or the Prospectus Supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or the Prospectus Supplement is accurate as of any date other than the date on the front of the document.

                                  THE COMPANY

     Pursuant to an agreement and plan of merger dated as of September 24, 1997, a newly-formed wholly owned subsidiary of Travelers Group Inc. ("Travelers Group") merged with and into Salomon Inc ("Salomon") on November 28, 1997; Salomon then became a wholly owned subsidiary of Travelers Group and was renamed Salomon Smith Barney Holdings Inc. (the "Company"). Immediately thereafter, Smith Barney Holdings Inc., another wholly owned subsidiary of Travelers Group, was merged into the Company. The Company is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its two broker-dealer subsidiaries, Smith Barney Inc. ("Smith Barney") and Salomon Brothers Inc ("Salomon Brothers").

     The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013 (telephone number: (212) 816-6000).

SMITH BARNEY

     Smith Barney provides investment banking, asset management, brokerage and other financial services for United States and foreign corporations, governments and institutional and individual investors. These activities include securities, options and commodities brokerage for domestic and international institutional and individual clients; underwriting and distribution of securities; arranging for the private placement of securities; assisting in mergers and acquisitions and providing financial advisory services; market making and trading in corporate debt and equity, United States government and agency, mortgage-related and municipal securities and foreign exchange, futures and forward contracts; consumer financing activities; securities lending activities; investment management and advisory services; securities research; and other related activities.

SALOMON

     Together with Salomon Brothers Holding Company Inc and its subsidiaries (which subsidiaries include Salomon Brothers), Salomon Brothers engages in global investment banking and global securities trading activities; provides capital raising, advisory, trading and risk management services to its customers; and executes proprietary trading strategies on its own behalf. Certain of the Company's commodities trading activities are conducted by the Company's wholly owned subsidiary, Phibro Inc., and its subsidiaries.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                     YEAR ENDED DECEMBER 31,
                                    NINE MONTHS ENDED    -----------------------------------------------
                                    SEPTEMBER 30, 1997    1996      1995      1994      1993      1992
                                    ------------------   -------   -------   -------   -------   -------
Ratio of earnings to fixed
  charges..........................          1.29           1.37      1.20     0.98*      1.32      1.27

---------------
* For the year ended December 31, 1994, earnings as defined were inadequate to cover fixed charges. The amount by which fixed charges exceeded earnings as defined for the year was $173 million.

The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. For the purpose of this ratio, fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.

                             THE OFFERED SECURITIES

     The Company intends to issue from time to time (i) debt securities ("Debt Securities"), which may be subordinated to other indebtedness of the Company; or
(ii) warrants ("Index Warrants") representing the right to receive, upon exercise, an amount in cash or number of securities that will be determined by reference to prices, yields, levels or other specified objective measures, or changes in an Index or differences between two or more Indexes all having an aggregate initial public offering price or purchase price of up to $11,710,346,786, or the equivalent thereof in one or more foreign or composite currencies. The Debt Securities and Index Warrants are referred to herein collectively as the "Offered Securities." The Offered Securities may be offered separately or as units with other Offered Securities, in separate series in amounts, at prices and on terms to be determined at or prior to the time of sale. The sale of other securities under the registration statement of which this Prospectus forms a part or under a registration statement to which this Prospectus relates will reduce the amount of Offered Securities which may be sold hereunder.

     The specific terms of the Offered Securities with respect to which this Prospectus is being delivered will be set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement"), together with the terms of the offering of the Offered Securities and the initial price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will also contain information, where applicable, about material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement. This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be unsecured general obligations of the Company. As a holding company, the Company's sources of funds are derived principally from advances and dividends from subsidiaries, certain of which are subject to regulatory considerations, and from sales of assets and investments. The Debt Securities will constitute either senior or subordinated debt of the Company and will be issued, in the case of Debt Securities that will be senior debt, under a senior debt indenture (as amended or supplemented from time to time, the "Senior Debt Indenture") and, in the case of Debt Securities that will be subordinated debt, under a subordinated debt indenture (as amended or supplemented from time to time, the "Subordinated Debt Indenture"). The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." The institutions named as trustees under the Indentures are hereinafter referred to individually as a "Trustee" and collectively as the "Trustees." Forms of the Indentures have been filed with the Securities and Exchange Commission (the "Commission") and are incorporated by reference as part of the registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") that the Company has filed with the Commission relating to the Offered Securities (such registration statement, together with all exhibits and amendments, the "Registration Statement"). The following summaries of certain provisions of the Indentures and the Debt Securities do not purport to be complete and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Debt Securities. Numerical references in parentheses below are to sections in the applicable Indenture or, if no Indenture is specified, to sections in each of the Indentures. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

     Unless otherwise provided in the applicable Prospectus Supplement, the Trustee under the Senior Debt Indenture will be Citibank, N.A., a national banking association, under an Indenture dated as of December 1, 1988, as amended or supplemented from time to time, and the Trustee under the Subordinated Debt Indenture will be Bankers Trust Company, a New York banking corporation, under an Indenture dated as of December 1, 1988, as amended or supplemented from time to time.

GENERAL

     Neither of the Indentures limits the amount of Debt Securities that may be issued thereunder, and each Indenture provides that Debt Securities may be issued from time to time in series (Section 301). The Debt Securities to be issued under either of the Indentures will be unsecured senior or subordinated obligations of the Company as set forth below. Debt Securities of a series may be issuable as individual securities in registered form without coupons ("Registered Securities") or in bearer form ("Bearer Securities") with or without coupons ("Coupons") attached or as one or more global securities in registered or bearer form (each a "Global Security").

     Reference is made to the Prospectus Supplement for a description of the following terms of the Debt Securities in respect of which this Prospectus is being delivered: (i) the title and series of such Debt Securities, whether such Debt Securities will be senior or subordinated debt of the Company and under which indenture such Debt Securities are being issued; (ii) the limit, if any, upon the aggregate principal amount of such Debt Securities and the method by which such principal amount (and premium, if any) will be determined; (iii) the dates on which or periods during which such Debt Securities may be issued and the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such Debt Securities will be payable or the method by which such date or dates shall be determined; (iv) the rate or rates (which may be fixed or variable) or the method of determination thereof, at which such Debt Securities will bear interest, if any; the date or dates from which such interest will accrue; the dates on which such interest will be payable (each, an "Interest Payment Date"); in the case of Registered Securities, the regular record dates for the interest payable on such Interest Payment Dates (each, a "Regular Record Date"); and the place or places where the principal of, premium, if any, and interest on the Debt Securities shall be payable; (v) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions, or at the option of the Company or a Holder, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Debt Securities will be redeemed or repurchased, in whole or in part, pursuant to such obligation or option; (vi) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Debt Securities may be redeemed, if any, in whole or in part, at the option of the Company; (vii) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Debt Securities will be issuable; (viii) whether such Debt Securities are to be issued as Discount Securities (as defined below) and the amount of discount with which such Debt Securities will be issued; (ix) provisions, if any, for the defeasance of such Debt Securities; (x) whether such Debt Securities are to be issued as Registered Securities or Bearer Securities or both and, if Bearer Securities are to be issued, whether Coupons will be attached thereto, whether Bearer Securities of the series may be exchanged for Registered Securities having the same terms and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;
(xi) whether such Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depositary (as defined below) for such Global Security or Securities; (xii) if a temporary Debt Security is to be issued with respect to such Debt Securities, whether any interest thereon payable on an Interest Payment Date prior to the issuance of a definitive Debt Security of the series will be credited to the account of the persons entitled thereto on such Interest Payment Date; (xiii) if a temporary Global Security is to be issued with respect to such Debt Securities, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Debt Securities of the series and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Debt Securities having the same terms; (xiv) if other than United States dollars, the foreign or composite currency in which such Debt Securities are to be denominated, or in which payment of the principal of (and premium, if any) and any interest on such Debt Securities will be made and the circumstances, if any, under which such currency of payment may be changed; (xv) if the principal of (and premium, if any) or any interest on such Debt Securities are to be payable, at the election of the Company or a Holder, in a currency other than that in which such Debt Securities are denominated or stated to be payable, the periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which such Debt Securities are denominated or stated to be payable and the currency in which such Debt Securities are to be paid pursuant to such election; (xvi) if the amount of payments of principal of (and premium, if any) or any interest on such Debt Securities may be determined with reference to an index based on a currency or currencies other than that in which such Debt Securities are stated to be payable, the manner in which such amounts shall be determined; (xvii) if the amount of payments of principal of (and premium, if any) or any interest on such Debt Securities may be determined with reference to an index based on the prices, changes in prices, or differences between prices, of one or more securities, currencies, intangibles, goods, articles or commodities or by application of a formula (any such index, or index referred to in clause (xvi) being referred to herein as an "Index"), the manner in which such amounts shall be determined; (xviii) any additional Events of Default (as defined below) or restrictive covenants provided for with respect to such Debt Securities; (xix) whether and under what circumstances the

Company will pay additional interest on such Debt Securities held by a Person who is not a U.S. Person (as defined herein) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities under such circumstances; (xx) whether and under what circumstances the Company will be obligated to redeem such Debt Securities if certain events occur involving United States information reporting requirements; (xxi) the terms, if any, upon which such Debt Securities may or shall be exchangeable or exercisable for or payable in, among other things, securities of any kind, instruments, contracts, currencies, commodities, or other forms of property, rights or interests, or any combination of the foregoing, and the terms and conditions upon which such exchange, exercise or payment shall be effected, including, but not limited to, the initial, exchange or exercise price, rate or ratio, and the relevant exchange or exercise period; and (xxii) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture under which they are issued (Section 301).

     Under the Indentures, the Company may authorize the issuance and provide the terms of a series of Debt Securities pursuant to a supplemental indenture or pursuant to a resolution of its Board of Directors, any duly authorized committee of the Board or any committee of officers or other representatives of the Company duly authorized by the Board of Directors for such purpose. The provisions of the Indentures provide the Company with the ability, in addition to the ability to issue Securities with terms different from those of Debt Securities previously issued, to "reopen" a previous issue of a series of Securities and to issue additional Securities of such series.

     Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities will be issued only as Registered Securities in denominations of $1,000 and any integral multiple thereof and will be payable only in United States dollars (Section 302).

     If Bearer Securities are issued, the United States federal income tax consequences and other special considerations applicable to such Bearer Securities will be described in the Prospectus Supplement relating thereto.

     If the amount of payments of principal of (and premium, if any) or any interest on Debt Securities is determined with reference to any type of Index, the United States federal income tax consequences, specific terms and other information with respect to such Debt Securities and such index or formula, securities, currencies, intangibles, goods, articles or commodities will be described in the Prospectus Supplement relating thereto.

     If the principal of (and premium, if any) or any interest on Debt Securities are payable in a foreign or composite currency, the restrictions, elections, United States federal income tax consequences, specific terms and other information with respect to such Debt Securities and such currency will be described in the Prospectus Supplement relating thereto.

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates ("Discount Securities"). Debt Securities may be variable rate debt securities that may be exchangeable for fixed rate debt securities. United States federal income tax consequences and other special considerations applicable to any such Debt Securities will be described in the Prospectus Supplement relating thereto.

     Unless otherwise provided in the applicable Prospectus Supplement, the principal of (and premium, if any) and any interest on Debt Securities will be payable (in the case of Registered Securities) at the corporate trust office or agency of the applicable Trustee in the City and State of New York or (in the case of Bearer Securities) at the principal London office of the applicable Trustee; provided, however, that payment of interest on Registered Securities may be made at the option of the Company by check mailed to the Registered Holders thereof or, if so provided in the applicable Prospectus Supplement, at the option of a Holder by wire transfer to an account designated by such Holder (Section 307). Except as otherwise provided in the applicable Prospectus Supplement, no payment on a Bearer Security will be made by mail to an address in the United States or by wire transfer to an account maintained by the Holder thereof in the United States.

     Unless otherwise provided in the applicable Prospectus Supplement, Registered Securities may be transferred or exchanged at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations provided in the applicable Indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith (Section 305). Bearer Securities will be transferable by delivery. Provisions with respect to the exchange of Bearer Securities will be described in the applicable Prospectus Supplement.

     All moneys paid by the Company to a paying agent for the payment of principal of (and premium, if any) or any interest on any Debt Security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company, and the Holder of such Debt Security or any Coupon appertaining thereto will thereafter look only to the Company for payment thereof (Section 1204).

     Unless otherwise indicated in the applicable Prospectus Supplement, the covenants contained in the Indenture and the Debt Securities would not afford Holders protection in the event of a highly leveraged or other similar transaction that may adversely affect Holders.

GLOBAL SECURITIES

     Debt Securities having the same issue date and the same terms may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such Debt Securities. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Sections 303 and 305).

     The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements for Debt Securities.

     Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by the underwriters of such Debt Securities or, if such Debt Securities are offered and sold directly by the Company or through one or more agents, by the Company or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or Persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or Persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Holder of the individual Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities and will not be considered the Holders thereof under the Indenture governing such Debt Securities.

     Subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities and Bearer Warrants" below, payments of principal of (and premium, if any) and any interest on individual Debt Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of such Global Security. None of the Company, the Trustee for such Debt Securities, any paying agent or the security registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     The Company expects that the Depositary for any Debt Securities, upon receipt of any payment of principal, premium or interest in respect of a definitive Global Security representing any of such Debt Securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities and Bearer Warrants" below.

     If the Depositary for any Debt Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue individual Debt Securities in exchange for the Global Security or Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have certain Debt Securities represented by one or more Global Securities and, in such event, will issue individual Debt Securities in exchange for the Global Security or Securities representing such Debt Securities. Further, if the Company so specifies with respect to any Debt Securities, an owner of a beneficial interest in a Global Security representing such Debt Securities may, on terms acceptable to the Company and the Depositary for such Global Security, receive individual Debt Securities in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities are issuable as Registered Securities). Individual Debt Securities so issued will be issued (i) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Debt Securities are issuable as Registered Securities, (ii) as Bearer Securities in the denomination or denominations specified by the Company if the Debt Securities are issuable as Bearer Securities or (iii) as either Registered or Bearer Securities, if the Debt Securities are issuable in either form (Section 305). See, however, "Limitations on Issuance of Bearer Securities and Bearer Warrants," below, for a description of certain restrictions on the issuance of individual Bearer Securities in exchange for beneficial interests in a Global Security.

SENIOR DEBT

     The Debt Securities and Coupons that will constitute part of the senior debt of the Company will be issued under the Senior Debt Indenture and will rank pari passu with all other unsecured debt of the Company except subordinated debt.

SUBORDINATED DEBT

     The Debt Securities and Coupons that will constitute part of the subordinated debt of the Company will be issued under the Subordinated Debt Indenture and will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all "Senior Indebtedness" of the Company. The Subordinated Debt Indenture defines "Senior Indebtedness" as the following indebtedness or obligations, whether outstanding at the date of such Indenture or thereafter incurred, assumed, guaranteed or otherwise created, unless in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the subordinated Debt Securities and any appurtenant Coupons: (a) all indebtedness of the Company (including indebtedness of others guaranteed by the Company), other than the subordinated Debt Securities and any appurtenant Coupons and other than the debt securities issuable under the indenture dated as of July 1, 1986 between the Company and The Bank of New York, as trustee, that
(i) is for money borrowed, (ii) arises in connection with the acquisition of any business, properties, securities or assets of any kind, other than in the ordinary course of the Company's business as heretofore conducted or (iii) is secured, in whole or in part, by real or personal property, (b) obligations of the Company (including obligations of others guaranteed by the Company) as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction and (c) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation (Subordinated Debt Indenture, Section 101). The subordinated Debt Securities and any appurtenant Coupons will not be superior in right of payment to the debt securities issuable under the indenture dated as of July 1, 1986 between the Company and The Bank of New York, as trustee (Subordinated Debt Indenture, Section 1601).

     In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or a substantial part of its property, or (b) that (i) a default shall have occurred with respect to the payment of principal of (and premium, if any) or any interest on or other monetary amounts due and payable on any Senior Indebtedness, or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, or interest, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on the subordinated Debt Securities issued under the Subordinated Debt Indenture shall have been declared due and payable upon an Event of Default pursuant to Section 502 thereof and such declaration shall not have been rescinded and annulled as provided therein, then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the Holders of any of the subordinated Debt Securities or Coupons issued under the Subordinated Debt Indenture are entitled to receive a payment on account of the principal of (and premium, if any) or any interest on the indebtedness evidenced by such Debt Securities or such Coupons (Subordinated Debt Indenture, Section 1601). If this Prospectus is being delivered in connection with a series of subordinated Debt Securities, the related Prospectus Supplement will set forth the amount of Senior Indebtedness outstanding as of the most recent practicable date.

LIMITATION ON LIENS

     The Senior Debt Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, incur, issue, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by a pledge of, lien on or security interest in any shares of stock of any Restricted Subsidiary without effectively providing for the equal and ratable securing of the payment of the Debt Securities issued thereunder (Section 1205). The term "Restricted Subsidiary" is defined in the Senior Debt Indenture to mean each of Salomon Brothers Inc, Smith Barney Inc. and any Subsidiary of the Company owning, directly or indirectly, any of the common stock of, or succeeding to any substantial part of the business now conducted by, any of such corporations.

EVENTS OF DEFAULT

     The following will constitute Events of Default under each Indenture with respect to any series of Debt Securities issued thereunder: (i) default in the payment of the principal of (and premium, if any, on) any Debt Security of such series when due; (ii) default for 30 days in the payment of any interest on any Debt Security of such series or of any related Coupon when due; (iii) default in the deposit of any sinking fund payment, when and as due by the terms of any Debt Security of such series; (iv) default in the performance of any other covenant in such Indenture, continued for 60 days after written notice thereof by the applicable Trustee or the Holders of at least 25% in principal amount of the Debt Securities then outstanding (the "Outstanding Debt Securities") of such series; and (v) certain events of bankruptcy, insolvency or reorganization (Section 501). Any additional Events of Default provided with respect to a series of Debt Securities will be set forth in the applicable Prospectus Supplement. No Event of Default with respect to a particular series of Debt Securities issued under either Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities.

     Each Indenture provides that if an Event of Default specified therein shall occur and be continuing with respect to a series of Debt Securities issued thereunder, either the Trustee thereunder or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series may declare the principal of and all accrued interest on all Debt Securities of such series (or, in the case of Discount Securities or Indexed Notes (as defined herein), an amount equal to such portion of the principal amount thereof as will be specified in the related Prospectus Supplement or Pricing Supplement) to be due and payable. In certain cases, the Holders of a majority in principal amount of the Outstanding Debt Securities of a series may, on behalf of the Holders of all such Debt Securities, rescind and annul such declaration and its consequences (Section 502).

     Each Indenture contains a provision entitling the Trustee thereunder, subject to the duty of such Trustee during the continuance of a default to act with the required standard of care, to be indemnified by the Holders of the Debt Securities or any Coupons of any series thereunder before proceeding to exercise any right or power under such Indenture with respect to such series at the request of such Holders (Section 603). Each Indenture provides that no Holder of a Debt Security or any Coupon of any series thereunder may institute any proceeding, judicial or otherwise, to enforce such Indenture except in the case of failure of the Trustee thereunder, for 60 days, to act after it receives (i) written notice of such default, (ii) a written request to enforce such Indenture by the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of such series (and the Trustee receives no direction inconsistent with such written request from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series) and (iii) an offer of reasonable indemnity (Section 507). This provision will not prevent any Holder of any such Debt Security from enforcing payment of the principal thereof (and premium, if any, thereon) and any interest thereon or of any such Coupon from enforcing payment thereof at the respective due dates thereof (Section 508). The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the applicable Trustee or of exercising any trust or power conferred on it with respect to the Debt Securities of such series. However, such Trustee may refuse to follow any direction that conflicts with law or the applicable Indenture or that would be unjustly prejudicial to Holders not joining therein (Section 512).

     Each Indenture provides that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to any series of Debt Securities thereunder known to it, give to the Holders of Debt Securities and Coupons of such series notice of such default, unless such default shall have been cured or waived; but, except in the case of a default in the payment of the principal of (and premium, if any) or any interest on any Debt Security or of any Coupon of such series or in the payment of any sinking fund installment with respect to Debt Securities of such series, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Holders of such Debt Securities and Coupons (Section
602).

     The Company will be required to file annually with each Trustee a certificate of an appropriate officer of the Company as to the absence of certain defaults under the terms of the appropriate Indenture (Section 1206; Subordinated Debt Indenture, Section 1205).

MODIFICATION AND WAIVER

     Each Indenture contains provisions for convening meetings of Holders to consider matters affecting their interests (Article Nine).

     Modifications of and amendments to each Indenture may be made by the Company and the Trustee thereunder with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series issued thereunder that is affected by such modification or amendment, voting separately; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby: (i) change the stated maturity of the principal of, or any installment of interest or additional amounts payable on, any Debt Security or Coupon; (ii) reduce the principal amount (including the amount payable on a Discount Security upon the acceleration of the maturity thereof) of, or any interest on or any premium payable upon redemption of, or additional amounts payable on, any Debt Security or Coupon; (iii) change the currency or composite currency of denomination or payment of the principal of (and premium, if any, on) or any interest or additional amounts payable on any Debt Security or Coupon; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any

Debt Security or Coupon; (v) reduce the percentage of the principal amount of the Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the applicable Indenture with respect to waiver of compliance with certain provisions of the applicable Indenture or waiver of certain defaults; (vi) limit the Company's obligation to maintain a paying agent outside the United States for Bearer Securities; or
(vii) limit the obligation of the Company to redeem certain Bearer Securities if certain events occur involving United States information reporting requirements (Section 1102).

     The Subordinated Debt Indenture may not be amended to alter or impair the subordination of the subordinated Debt Securities issued thereunder without the consent of each holder of Senior Indebtedness then outstanding (Subordinated Debt Indenture, Section 1107).

     The Holders of a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the applicable Indenture before the time for such compliance (Section 1207; Subordinated Debt Indenture, Section
1206). The Holders of a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the applicable Indenture with respect to Debt Securities of that series, except a default in the payment of the principal of (and premium, if any) or any interest on any such Debt Security or in the payment of any Coupon of that series and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513).

CONSOLIDATION, MERGER AND TRANSFER OR LEASE OF ASSETS

     Each Indenture provides that the Company may not consolidate with or merge into any corporation, or transfer or lease its assets substantially as an entirety to any Person, unless (i) the successor corporation or transferee or lessee (the "Successor Corporation") is a corporation organized under the laws of the United States or any political subdivision thereof; (ii) the Successor Corporation assumes the Company's obligations under the applicable Indenture and on the Debt Securities and any Coupons issued thereunder; (iii) after giving effect to the transaction no Event of Default and no event that, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing; (iv) the Successor Corporation waives any right to redeem any Bearer Security under circumstances in which the Successor Corporation would be entitled to redeem such Bearer Security but the Company would not have been so entitled if such consolidation, merger, transfer or lease had not occurred; and
(v) certain other conditions are met (Section 1001).

DEFEASANCE

     If so specified in the applicable Prospectus Supplement with respect to Debt Securities of any series that are Registered Securities payable only in United States dollars, the Company, at its option, (i) will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, replace stolen, lost or mutilated Debt Securities of such series, maintain paying agencies and hold moneys for payment in trust) or (ii) will not be subject to provisions of the applicable Indenture described above under "Limitation on Liens" and "Consolidation, Merger and Transfer or Lease of Assets" with respect to the Debt Securities of such series, in each case if the Company deposits with the applicable Trustee, in trust, money or U.S. Government Obligations that through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any) and any interest on the Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities. To exercise any such option under either of the Indentures, the Company is required to deliver to the applicable Trustee an opinion of counsel to the effect that (1) the deposit and related defeasance would not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for Federal income tax purposes and, in the case of a discharge pursuant to clause (i) above, a ruling to such effect received from or published by the United States Internal Revenue Service, and (2) if the Debt Securities of such series are then listed on the New York Stock Exchange, such Debt Securities would not be delisted from the New York Stock Exchange as a result of the exercise of such option (Sections 1501 and 1502). Defeasance provisions, if any, with respect to any other Debt Securities of any series will be described in the applicable Prospectus Supplement.

REPLACEMENT DEBT SECURITIES

     Unless otherwise provided in the applicable Prospectus Supplement, if a Debt Security of any series or any related Coupon is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in the City and State of New York (in the case of Registered Securities) or at the principal London office of the applicable Trustee (in the case of Bearer Securities and Coupons) upon payment by the Holder of such expenses as may be incurred by the Company and the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as the Company and such Trustee may require. Mutilated Debt Securities and Coupons must be surrendered before new Debt Securities (with or without Coupons) will be issued (Section 306).

NOTICES

     Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a Holder of a Debt Security of any series that is a Registered Security will be mailed to the last address of such Holder set forth in the applicable security register. Any notice required to be given to a Holder of a Debt Security that is a Bearer Security will be published in a daily morning newspaper of general circulation in the city or cities specified in the Prospectus Supplement relating to such Bearer Security (Section 105).

CONCERNING THE TRUSTEES

     The Company and certain of its subsidiaries maintain lines of credit and have other customary banking relationships with Citibank, N.A. and Bankers Trust Company, and certain of their respective affiliates, and may have such relationships with other Trustees and their affiliates.

                         DESCRIPTION OF INDEX WARRANTS

     The following description of the terms of the Index Warrants sets forth certain general terms and provisions of the Index Warrants to which any Prospectus Supplement may relate. The particular terms of the Index Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions do not apply to the Index Warrants so offered will be described in such Prospectus Supplement.

     Index Warrants may be issued independently or together with Debt Securities offered by any Prospectus Supplement and may be attached to or separate from any such Offered Securities. Each series of Index Warrants will be issued under a separate index warrant agreement (each, an "Index Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Index Warrant Agent"), all as described in the Prospectus Supplement relating to such Index Warrants. A single bank or trust company may act as Index Warrant Agent for more than one series of Index Warrants. The Index Warrant Agent will act solely as the agent of the Company under the applicable Index Warrant Agreement and will not assume any obligation or relationship of agency or trust for or with any owners of such Index Warrants. A copy of the form of Index Warrant Agreement, including the form of index warrant certificate (the "Index Warrant Certificate," or, if issued in global form, the "Index Warrant Global Certificate"), is filed as an exhibit to or incorporated by reference in the Registration Statement. The following summaries of certain provisions of the Index Warrants and the form of Index Warrant Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Index Warrant Agreement and the Index Warrant Certificate or Index Warrant Global Certificate.

GENERAL

     The Index Warrant Agreement does not limit the number of Index Warrants that may be issued thereunder. The Company will have the right to "reopen" a previous series of Index Warrants and to issue additional Index Warrants of such series.

     Each Index Warrant will entitle the holder (each, a "Warrant Holder") to receive from the Company, upon exercise, including any automatic exercise, an amount in cash or a number of securities that will be determined by reference to an Index calculated by reference to prices, yields, levels or other specified objective measures in respect of specified securities or securities indexes or specified foreign currencies or currency indexes, or a combination thereof, or changes in such measure or differences between two or more such measures. The Prospectus Supplement for a series of Index Warrants will set forth the formula or methodology pursuant to which the amount payable or distributable on the Index Warrants will be determined by reference to the relevant Index or Indexes.

     Certain Index Warrants will, if specified in the Prospectus Supplement, entitle the Warrant Holder to receive from the Company, upon automatic exercise at expiration and under certain other circumstances, a minimum or maximum amount.

     The Prospectus Supplement applicable to any series of Index Warrants will set forth any circumstances in which the payment or distribution or the determination of the payment or distribution on the Index Warrants may be postponed and the period for which such payment or distribution or determination may be postponed. Conversely, the Index Warrants may be subject to early exercise or cancellation in certain circumstances described in the applicable Prospectus Supplement. The amount due, or the means by which the amount due, on the Index Warrants may be determined after any such delay or postponement, or early exercise or cancellation will be set forth in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the Company will be under no obligation to, nor will it, purchase or take delivery of or sell or deliver any securities or currencies (including the Underlying Assets), other than the payment of any cash or distribution of any securities due on the Index Warrants, from or to Warrant Holders pursuant to the Index Warrants.

     Unless otherwise specified in the applicable Prospectus Supplement, the Index Warrants will be deemed to be automatically exercised upon expiration. Upon such automatic exercise, Warrant Holders will be entitled to receive the cash amount or number of securities due, if any, on such exercise of the Index Warrants.

     Reference is hereby made to the Prospectus Supplement relating to the particular series of Index Warrants offered thereby for the terms of such Index Warrants, including, where applicable: (i) the aggregate number of such Index Warrants; (ii) the offering price of such Index Warrants; (iii) the measure or measures by reference to which payment or distribution on such Index Warrants will be determined; (iv) certain information regarding the underlying securities, foreign currencies or indexes; (v) the amount of cash or number of securities due, or the means by which the amount of cash or number of securities due may be calculated, on exercise of the Index Warrants, including automatic exercise, or upon cancellation; (vi) the date on which the Index Warrants may first be exercised and the date on which they expire; (vii) any minimum number of Index Warrants exercisable at any one time; (viii) any maximum number of Index Warrants that may, subject to the Company's election, be exercised by all Warrant Holders (or by any person or entity) on any day; (ix) any provisions permitting a Warrant Holder to condition an exercise of Index Warrants; (x) the method by which the Index Warrants may be exercised; (xi) the currency in which the Index Warrants will be denominated and in which payments on the Index Warrants will be made or the securities that may be distributed in respect of the Index Warrants; (xii) the method of making any foreign currency translation applicable to payments or distributions on the Index Warrants; (xiii) the method of providing for a substitute Index or Indexes or otherwise determining the amount payable in connection with the exercise of Index Warrants if an Index changes or is no longer available; (xiv) the time or times at which amounts will be payable or distributable in respect of such Index Warrants following exercise or automatic exercise; (xv) any national securities exchange on, or self-regulatory organization with which, such Index Warrants will be listed;
(xvi) any provisions for issuing such Index Warrants in certificated form;
(xvii) if
such Index Warrants are not issued in book-entry form, the place or places at and the procedures by which payments or distributions on the Index Warrants will be made; and (xviii) any other terms of such Index Warrants.

     Prospective purchasers of Index Warrants should be aware of special United States federal income tax considerations applicable to instruments such as the Index Warrants. The Prospectus Supplement relating to each series of Index Warrants will describe such tax considerations. The summary of United States federal income tax considerations contained in the Prospectus Supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of Index Warrants are urged to consult their own tax advisors prior to any acquisition of Index Warrants.

BOOK-ENTRY PROCEDURES AND SETTLEMENT FOR INDEX WARRANTS

     Subject to the rules of the Warrant Depositary (as defined below) and unless otherwise specified in the Prospectus Supplement, the Index Warrants offered thereby will be issued in the form of a single Index Warrant Global Certificate that will be deposited with, or on behalf of, a depositary (the "Warrant Depositary"), which shall be, unless otherwise specified in the applicable Prospectus Supplement, the Depository Trust Company, New York, New York ("DTC"). Index Warrants will be registered in the name of the Warrant Depositary or a nominee of the Warrant Depositary. Unless and until it is exchanged in whole or in part for the individual Index Warrants represented thereby, an Index Warrant Global Certificate may not be transferred except as a whole by the Warrant Depositary to a nominee of the Warrant Depositary or by a nominee of the Warrant Depositary to the Warrant Depositary or another nominee of the Warrant Depositary or by the Warrant Depositary or any such nominee to a successor of the Warrant Depositary or a nominee of such successor.

     The Company anticipates that the following provisions will apply to all depository arrangements.

     Upon the issuance of an Index Warrant Global Certificate, the Warrant Depositary will credit, on its book-entry registration and transfer system, the respective numbers of the individual Index Warrants represented by such Index Warrant Global Certificate to the accounts of institutions that have accounts with the Warrant Depositary ("depositary participants"). The accounts to be credited shall be designated by the underwriters of such Index Warrants or, if such Index Warrants are offered and sold directly by the Company or through one or more agents, by the Company or such agent or agents. Ownership of beneficial interests in an Index Warrant Global Certificate will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in an Index Warrant Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Warrant Depositary for such Index Warrant Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in an Index Warrant Global Certificate.

     The Warrant Depositary's nominee for all purposes will be considered the sole owner or holder of the Index Warrants under the related Index Warrant Agreement. Except as set forth below, owners of beneficial interests in the Index Warrant Global Certificate will not be entitled to have any of the individual Index Warrants represented by such Index Warrant Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of any such Index Warrants, and will not be considered the holders thereof under the related Index Warrant Agreement.

     Neither the Company nor the Index Warrant Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Index Warrant Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     If the Warrant Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Index Warrant

Certificates in exchange for the Index Warrant Global Certificate. In addition, the Company may at any time and in its sole discretion determine not to have certain Index Warrants represented by an Index Warrant Global Certificate and, in such event, will issue individual Index Warrant Certificates in exchange for such Global Certificate. Further, if the Company so specifies with respect to any Index Warrants, an owner of a beneficial interest in an Index Warrant Global Certificate may, on such terms acceptable to the Company and the Warrant Depositary, receive individual Index Warrants in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in the Index Warrant Global Certificate will be entitled to have Index Warrants equal in aggregate number to such beneficial interest registered in its name and will be entitled to physical delivery of such Index Warrants. The registered owner of such Index Warrants will be entitled to receive any amounts payable in respect of such Index Warrants, upon surrender of such Index Warrants to the Index Warrant Agent in accordance with the procedures set forth in the Prospectus Supplement.

LISTING

     Unless otherwise indicated in the Prospectus Supplement, the Index Warrants will be listed on a national securities exchange or with a self-regulatory organization, the rules and regulations of which are filed with the Commission pursuant to Section 19(b) of the Exchange Act (a "Self-Regulatory Organization"), in each case as specified in the Prospectus Supplement. It is expected that such Self-Regulatory Organization will cease trading a series of Index Warrants as of the close of business on the related expiration date of such Index Warrants.

MODIFICATION

     The Index Warrant Agreement and the terms of the related Index Warrants may be amended by the Company and the Index Warrant Agent, without the consent of the holders of any Index Warrants, for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective or inconsistent provision contained therein, maintaining the listing of such Index Warrants on any national securities exchange or with any other Self-Regulatory Organization or registration of such Index Warrants under the Exchange Act, permitting the issuance of individual Index Warrant certificates to Warrant Holders, reflecting the issuance by the Company of additional Index Warrants of the same series or reflecting the appointment of a successor depository, or for any other purpose which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the Warrant Holders.

     The Company and the Index Warrant Agent also may modify or amend the Index Warrant Agreement and the terms of the related Index Warrants, with the consent of the holders of not less than a majority in number of the then outstanding Warrants affected by such modification or amendment, for any purposes; provided, however, that no such modification or amendment that changes the amount to be paid to the Warrant Holder or the manner in which such amount is to be determined, shortens the period of time during which the Index Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the holders of the Index Warrants or reduces the percentage of the number of outstanding Index Warrants the consent of whose holders is required for modification or amendment of the Index Warrant Agreement or the terms of the related Index Warrants, may be made without the consent of each Holder affected thereby.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITION

     If at any time there is a merger or consolidation involving the Company or a sale, transfer, conveyance (other than by way of lease) or other disposition of all or substantially all of the assets of the Company, then the successor or assuming corporation will succeed to and be substituted for the Company under the Index Warrant Agreement and the related Index Warrants, with the same effect as if it had been named in such Index Warrant Agreement and Index Warrants as the Company. The Company will thereupon be relieved of any further obligation under such Index Warrant Agreement and Index Warrants and may at any time thereafter be dissolved, wound up or liquidated.

ENFORCEABILITY OF RIGHTS BY WARRANT HOLDERS

     Any Warrant Holder may, without the consent of the Index Warrant Agent or any other Warrant Holder, enforce by appropriate legal action on his own behalf his right to exercise, and to receive payment for, his Index Warrants.

SPECIAL CONSIDERATIONS RELATING TO INDEX WARRANTS

     The Index Warrants involve a high degree of risk, including risks arising from fluctuations in the values of the underlying securities, foreign currencies or indexes, risks relating to the relevant Index or Indexes by which payments or distributions on the Index Warrants are calculated, general risks applicable to the securities or currency markets on which the underlying securities, foreign currencies or indexes are traded and, in the case of certain Index Warrants, foreign exchange, interest rate, issuer and other risks. Purchasers should recognize that their Index Warrants, other than Index Warrants having a minimum expiration value, may expire worthless. Purchasers should be prepared to sustain a total loss of the purchase price of their Index Warrants, and are advised to consider carefully the information set forth herein and under "Risk Factors Relating to the Index Warrants" in the applicable Prospectus Supplement. Prospective purchasers of the Index Warrants should be experienced with respect to options and options transactions and understand the risks of the relevant Index or Indexes and the underlying securities, foreign currencies or indexes (and, if applicable, foreign currency transactions), and should reach an investment decision only after careful consideration, with their advisers, of the suitability of the Index Warrants in light of their particular financial circumstances, the information set forth herein under "Description of Index Warrants," and the information regarding the Index Warrants, the relevant Index or Indexes and the underlying securities, foreign currencies or indexes set forth in the Prospectus Supplement.

        LIMITATIONS ON ISSUANCE OF BEARER SECURITIES AND BEARER WARRANTS

     In compliance with United States federal income tax laws and regulations, the Company and any underwriter, agent or dealer participating in the offering of any Bearer Security will agree that, in connection with the original issuance of such Bearer Security and during the period ending 40 days after the issue date of such Bearer Security, they will not offer, sell or deliver such Bearer Security, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under United States Treasury regulations.

     Bearer Securities will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a U.S. Person who holds Bearer Securities will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such Bearer Securities.

     As used herein, "U.S. Person" means a person who is a citizen or resident of the United States, or that is a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if (i) a United States court is able to exercise primary supervision over the trust's administration and (ii) one or more United States persons have the authority to control all of the trust's substantial decisions, and the term "United States" means the United States of America (including the States and the District of Columbia).

     Pending the availability of a definitive Global Security or individual Bearer Securities, as the case may be, Debt Securities that are issuable as Bearer Securities may initially be represented by a single temporary Global Security, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Cedel Bank, Societe Anonyme ("Cedel") for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a definitive Global Security in bearer form, without coupons attached, or individual Bearer Securities and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such definitive Global Security or for such individual Bearer Securities, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership". A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary Global Security or Bearer Warrant is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. In no event will a definitive Bearer Security be delivered to a purchaser without the receipt of a Certificate of Non-U.S. Beneficial Ownership. No Bearer Security will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary Global Security will be paid to each of Euroclear and Cedel with respect to that portion of such temporary Global Security held for its account, but only upon receipt as of the relevant Interest Payment Date of a Certificate of Non-U.S. Beneficial Ownership.

     Limitations on the offer, sale, delivery and exercise of Bearer Warrants (including a requirement that a Certificate of Non-U.S. Beneficial Ownership be delivered upon exercise of a Bearer Warrant) will be described in the Prospectus Supplement relating to such Bearer Warrants.

                            EUROPEAN MONETARY UNION

     Stage III of the European Economic and Monetary Union ("Stage III") is presently scheduled to commence on January 1, 1999 for those member states of the European Union that satisfy the economic convergence criteria set forth in the Treaty on European Union. Certain of the foreign currencies in which Debt Securities may be denominated or payments in respect of Index Warrants may be due or by which amounts due on the Offered Securities may be calculated are issued by countries that are signatories to such Treaty (any such country, a "Relevant Jurisdiction" with respect to such Offered Securities). Stage III includes the introduction of a single currency (the "Euro") which will be legal tender in such member states. It is anticipated that the European Union will adopt regulations or other legislation providing specific rules for the introduction of the Euro in substitution for the respective current national currencies of such member states, which regulations or legislation may be supplemented by legislation of the individual member states. In the event that any Relevant Jurisdiction adopts the Euro, the laws and regulations of the European Union (and, if any, of such Relevant Jurisdiction) relating to the Euro implemented pursuant to or by virtue of the Treaty on European Union shall apply to the relevant Offered Securities, Indenture or Indentures and Index Warrant Agreement or Agreements, and, except as provided in the following paragraph, the payment of principal of, or interest on, or any other amounts in respect of such relevant Offered Securities or the calculation of amounts due thereon at any time after the official date of introduction of the Euro by the Relevant Jurisdiction shall be effected in Euro in conformity with any such legally applicable measures.

     If, following the introduction of the Euro by a Relevant Jurisdiction, the Company has the option, pursuant to legally applicable measures, to make payments of principal of, or interest on or any other amounts in respect of, the relevant Offered Securities, or to calculate amounts due thereon, in either the current national currency of such Relevant Jurisdiction or Euro, the Company will make such payments or calculations in such national currency or Euro at its sole discretion. To the extent that the terms and conditions of the relevant Offered Securities require the rounding up or down of certain amounts or quotations expressed in Euro, such rounding will be made to the smallest currency unit of the Euro.

     The circumstances and consequences described in this section and any resultant amendment to the terms and conditions of the relevant Offered Securities will not entitle any Holder of such Offered Securities (i) to any legal remedy, including, without limitation, redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms and conditions of the Offered Securities, Indenture or Indentures and Index Warrant Agreement or Agreements, or (ii) to raise any defense or make any claim (including, without limitation, claims of breach, force majeure, frustration of purpose or impracticability) or any other claim for compensation, damages or any other relief, nor will any such events affect any of the other obligations of the Company under the Offered Securities, Indenture or Indentures and Index Warrant Agreement or Agreements.

                          USE OF PROCEEDS AND HEDGING

     General. The proceeds to be received by the Company from the sale of the Offered Securities will be used for general corporate purposes, principally to fund the business of its operating units and to fund investments in, or extensions of credit or capital contributions to, its subsidiaries and to lengthen the average maturity of liabilities, which may include the reduction of short-term liabilities or the refunding of maturing indebtedness. In order to fund its business, the Company expects to incur additional indebtedness in the future. The Company or an affiliate may enter into a swap agreement with one of the Company's affiliates in connection with the sale of the Offered Securities and may earn additional income as a result of payments pursuant to such swap or related hedge transactions.

     Use of Proceeds Relating to Index Warrants and Indexed Notes. All or a portion of the proceeds to be received by the Company from the sale of Index Warrants or Debt Securities on which certain or all payments of interest, principal or premium may be linked to an Index ("Indexed Notes") may be used by the Company or one or more of its subsidiaries to purchase or maintain positions in all or certain of the assets by reference to which the relevant Index or Indexes are determined or calculated ("Underlying Assets"), or options, futures contracts, forward contracts or swaps, or options on the foregoing, or other derivative or synthetic instruments relating to such Index or Underlying Assets, as the case may be, and, if applicable, to pay the costs and expenses of hedging any currency, interest rate or other Index-related risk with respect to such Index Warrants and Indexed Notes. From time to time after the initial offering and prior to the maturity of the Index Warrants and Indexed Notes, depending on market conditions (including the value of the Index and/or the Underlying Assets), in connection with hedging with respect to such Offered Securities, the Company expects that it or one or more of its subsidiaries will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in the Index, the Underlying Assets, options, futures contracts, forward contracts, swaps, or other derivative or synthetic instruments related to, the Index and such Assets. In addition, the Company or one or more of its subsidiaries may purchase or otherwise acquire a long or short position in Index Warrants and Indexed Notes from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such Offered Securities. The Company or one or more of its subsidiaries may also take hedging positions in other types of appropriate financial instruments that may become available in the future. To the extent that the Company or one or more of its subsidiaries has a long hedge position in, options contracts in, or other derivative or synthetic instruments related to, the Underlying Assets or Index, the Company or one or more of its subsidiaries may liquidate all or a portion of its holdings at or about the time of the maturity of the Index Warrants and Indexed Notes. Depending on, among other things, future market conditions, the aggregate amount and composition of such positions are likely to vary over time. Profits or losses from any such position cannot be ascertained until such position is closed out and any offsetting position or positions are taken into account. Although the Company has no reason to believe that its hedging activity will have a material impact on the price of such options, swaps, futures contracts, options on the foregoing, or other derivative or synthetic instruments, or on the value of the Index or the Underlying Assets, there can be no assurance that the Company will not affect such prices or value as a result of its hedging activities. The remainder of the proceeds from the sale of Index Warrants and Indexed Notes will be used by the Company or its subsidiaries for general corporate purposes, as described above.

                              PLAN OF DISTRIBUTION

     The Company may sell Offered Securities in any of the following ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; (iii) through agents or (iv) through a combination of any such methods of sale. The applicable Prospectus Supplement will set forth the terms of the offering of any Offered Securities, including the names of any underwriter or underwriters, the purchase price of such Offered Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Offered Securities may be listed and any restrictions on the sale and delivery of Offered Securities in bearer form. The Company reserves the right to withdraw, cancel or modify the offer of any Offered Securities at any time without notice.

     If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or by underwriters without a syndicate. The Company expects that such managing underwriters or underwriters in the United States will include one or more broker-dealer subsidiaries of the Company. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Offered Securities if any of such Offered Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     In connection with underwritten offerings of Offered Securities, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Offered Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to which such persons may bid for or purchase Offered Securities for the purposes of stabilizing their market price. The underwriters also may create a short position for their respective accounts by selling more Offered Securities in connection with this offering than they are committed to purchase from the Company, and in such case may purchase Offered Securities in the open market following completion of this offering to cover all or a portion of such short position. The underwriters may also cover all or a portion of such short position, up to a specified aggregate principal amount or number of Offered Securities, by exercising any underwriters' over-allotment option that may be applicable with respect to the particular underwritten offering. In addition, the managing underwriter for the particular offering, on behalf of the underwriters, may impose "penalty bids" under contractual arrangements between the underwriters whereby it may reclaim from an underwriter (or dealer participating in this offering) for the account of the underwriters, the selling concession with respect to Offered Securities that are distributed in the relevant offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Offered Securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if any are undertaken, they may be discontinued at any time.

     Offered Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Offered Securities remarketed thereby.

     Offered Securities may also be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of Offered Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

     As one of the means of direct issuance of Offered Securities, the Company may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the Offered Securities among potential purchasers who are eligible to participate in the auction or offering of such Offered Securities, if so described in the applicable Prospectus Supplement.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Securities at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement, and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

     The anticipated date of delivery of Offered Securities will be as set forth in the Prospectus Supplement relating to the offering of such Securities.

     Any underwriters, dealers or agents participating in the distribution of Offered Securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents, underwriters and dealers may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof or reimbursement of certain legal and other expenses. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, the Company or its affiliates in the ordinary course of business.

     The participation of any affiliate of the Company in the offer and sale of Offered Securities will comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the underwriting by an affiliate of securities of its parent. Each of the Company's broker-dealer affiliates may act as an underwriter in an "at the market" equity offering pursuant to Rule 415(a)(4) under the Securities Act.

     Certain of the Company's affiliates expect to offer and sell previously issued Offered Securities in the course of each of their respective business in market-making transactions at negotiated prices related to prevailing market prices at the time of sale, and may act as principal or agent in such transactions, but no such entity is obligated to do so, and any such entity may discontinue any market-making at any time without notice, at its sole discretion. This Prospectus and the related Prospectus Supplements and Pricing Supplements may be used by the Company or any of its affiliates in connection with such transactions.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus (including any accompanying Prospectus Supplement and Pricing Supplement) and the accompanying Prospectus in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by the company or an agent. Neither the delivery of this Prospectus (including any accompanying Prospectus Supplement and Pricing Supplement) nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the dates as of which information is given in this Prospectus (including any accompanying Prospectus Supplement and Pricing Supplement). This Prospectus (including any accompanying Prospectus Supplement and Pricing Supplement) does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                                 ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") that are subject to ERISA and on persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of the Offered Securities on behalf of such Plan should determine whether such purchase is permitted under the governing Plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering the purchase of the Offered Securities should consider whether such a purchase might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.

     The Company, directly or through its affiliates, may be considered a "party in interest" or a "disqualified person" with respect to many Plans that are subject to ERISA. The purchase of Offered Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of

Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company is a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Offered Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), or PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts). ANY PENSION OR OTHER EMPLOYEE BENEFIT PLAN PROPOSING TO ACQUIRE ANY OFFERED SECURITIES SHOULD CONSULT WITH ITS COUNSEL.

                                    EXPERTS

     The consolidated financial statements and schedules of Salomon Inc as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, included in Salomon Inc's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Salomon Financials"), are incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of Arthur Andersen LLP, independent public accountants, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements and schedule of Smith Barney Holdings Inc. and its subsidiaries for the fiscal years ended December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in the Company's Current Report on Form 8-K filed on September 29, 1997, have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as set forth in their report therein, included thereon and incorporated herein by reference. Such financial statements referred to above are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

     The supplemental consolidated financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, included in the Company's Current Report on Form 8-K filed on November 28, 1997, have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as set forth in their report thereon, included therein and incorporated herein by reference, which report states that Coopers & Lybrand L.L.P. did not audit the Salomon Financials and that their opinion with respect to any amounts contained in the Salomon Financials is based on the report of Arthur Andersen LLP. Such financial statements referred to above are incorporated by reference herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters relating to the Offered Securities will be passed upon for the Company by Robert H. Mundheim, Esq., General Counsel of the Company. Mr. Mundheim beneficially owns, or has rights to acquire under Travelers Group employee benefit plans, an aggregate of less than one percent of the common stock of Travelers Group.

     Certain legal matters relating to the Offered Securities will be passed upon for any underwriters or agents by Cleary, Gottlieb, Steen & Hamilton, New York or Skadden, Arps, Slate, Meagher & Flom LLP, New York. Kenneth J. Bialkin, a partner of Skadden, Arps, Slate, Meagher & Flom LLP, is a director of Travelers Group, the parent of the Company, and he and other attorneys in such firm beneficially own an aggregate of less than one percent of the common stock of Travelers Group. Each of Cleary, Gottlieb, Steen & Hamilton and Skadden, Arps, Slate, Meagher & Flom LLP has from time to time acted as counsel for Travelers Group and certain of its subsidiaries and may do so in the future.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov that contains reports, proxy and information statements and other information concerning issuers, such as the Company, that file electronically with the Commission. Such reports and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

     The Company has filed the Registration Statement under the Securities Act relating to the Offered Securities with the Commission. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and to the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed by the Company with the Commission pursuant to Section 13 of the Exchange Act (File No. 1-4346), are incorporated herein by reference: (i) the Annual Report on Form 10-K for the year ended December 31, 1996, (ii) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 and (iii) the Current Reports on Form 8-K filed on January 21, 1997, March 17, 1997, April 15, 1997, July 17, 1997,
September 24, 1997, September 29, 1997 (as amended by the Current Report on Form 8-K/A filed on October 28, 1997 and the Current Report on Form 8-K/A2 filed on December 1, 1997), October 21, 1997, October 28, 1997 (as amended by the Current Report on Form 8-K/A filed on December 1, 1997), November 21, 1997 (as amended by the Current Report on Form 8-K/A filed on December 1, 1997) and November 28, 1997.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner of Offered Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Treasurer, Salomon Smith Barney Holdings Inc., 388 Greenwich Street, New York, New York 10013. Telephone requests for such copies should be directed to the Treasurer at (212) 816-6000.

            REGISTERED OFFICE OF SALOMON SMITH BARNEY HOLDINGS INC.
                              388 Greenwich Street
                            New York, New York 10013

     TRUSTEE FOR SERIES H NOTES               TRUSTEE FOR SERIES I NOTES
           Citibank, N.A.                        Bankers Trust Company
           111 Wall Street                        Four Albany Street
      New York, New York 10043                 New York, New York 10015

       PRINCIPAL PAYING AGENT                   PRINCIPAL PAYING AGENT
         FOR SERIES H NOTES                       FOR SERIES I NOTES
           Citibank, N.A.                        Bankers Trust Company
             336 Strand                       1 Appold Street, Broadgate
           London WC2R 1HB                          London EC2A 2HE

   PAYING AGENT FOR SERIES H NOTES          PAYING AGENT FOR SERIES I NOTES
     Citibank (Luxembourg) S.A.             Bankers Trust Luxembourg, S.A.
    58 Boulevard Grande-Duchesse              14 Boulevard F.D. Roosevelt
               Charlotte
            P.O. Box 807                           L-2450 Luxembourg
          L-1330 Luxembourg

                          LEGAL ADVISORS TO THE AGENTS

      Cleary, Gottlieb, Steen & Hamilton         Skadden, Arps, Slate, Meagher & Flom LLP
              One Liberty Plaza                              919 Third Avenue
           New York, New York 10006                      New York, New York 10022

                 AUDITOR TO SALOMON SMITH BARNEY HOLDINGS INC.
                            Coopers & Lybrand L.L.P.
                          1301 Avenue of the Americas
                            New York, New York 10019

                                 LISTING AGENT
                        Kredietbank S.A. Luxembourgeoise
                               43 Boulevard Royal
                              Luxembourg City 2955
                                   Luxembourg